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                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG





                     CORPORATE EXPRESS OFFICE PRODUCTS, INC.



                        ATLANTIC ACQUISITION CORPORATION,


                          U.S. OFFICE PRODUCTS COMPANY


                                       AND



                  THE VARIOUS USOP SUBSIDIARIES LISTED THEREIN






                            DATED AS OF MARCH 5, 2001






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                                            TABLE OF CONTENTS

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ARTICLE 1. DEFINITIONS..........................................................................................1

         Section 1.01     Certain Defined Terms.................................................................1
         Section 1.02     Other Defined Terms...................................................................9
         Section 1.03     Construction.........................................................................11

ARTICLE 2. PURCHASE AND SALE...................................................................................12

         Section 2.01     Purchase and Sale of Assets..........................................................12
         Section 2.02     Assumption of Liabilities............................................................13
         Section 2.03     Purchase Price.......................................................................14
         Section 2.04     Working Capital Adjustments..........................................................14
         Section 2.05     Allocation of Purchase Price.........................................................18
         Section 2.06     Transfer Taxes and Apportioned Obligations...........................................18
         Section 2.07     Adjustment for Sales Decline.........................................................19

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF USOP AND THE OTHER SELLERS........................................19

         Section 3.01     Organization and Good Standing.......................................................19
         Section 3.02     Authorization and Effect of Agreement................................................20
         Section 3.03     No Conflict..........................................................................20
         Section 3.04     No Third Party Options...............................................................21
         Section 3.05     Consents and Governmental Approvals..................................................21
         Section 3.06     Title to, Condition and Sufficiency of Assets........................................21
         Section 3.07     Assumed Contracts....................................................................21
         Section 3.08     Financial Statements.................................................................21
         Section 3.09     Absence of Certain Changes or Events.................................................22
         Section 3.10     Litigation...........................................................................23
         Section 3.11     Compliance with Laws.................................................................23
         Section 3.12     Licenses.............................................................................23
         Section 3.13     Material Contracts...................................................................24
         Section 3.14     Real Property........................................................................25
         Section 3.15     Intellectual Property Rights.........................................................28
         Section 3.16     Employee Benefit Matters.............................................................28
         Section 3.17     Labor Matters........................................................................30
         Section 3.18     Subsidiaries.........................................................................30
         Section 3.19     Environmental Matters................................................................31
         Section 3.20     Tax Matters..........................................................................31
         Section 3.21     Insurance............................................................................32
         Section 3.22     Customers, Distributors and Suppliers................................................32
         Section 3.23     Affiliate Transactions...............................................................32
         Section 3.24     Accounts Receivable and Rebates Receivable...........................................32
         Section 3.25     Inventory............................................................................33
         Section 3.26     Prohibited Payments..................................................................33
         Section 3.27     Banking Relationships................................................................33
         Section 3.28     Brokers..............................................................................33


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         Section 3.29     Full Disclosure......................................................................34

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER..............................................34

         Section 4.01     Organization and Authority of Parent and Purchaser...................................34
         Section 4.02     No Conflict..........................................................................34
         Section 4.03     Legal Proceedings....................................................................34
         Section 4.04     Brokers..............................................................................35
         Section 4.05     Financing............................................................................35

ARTICLE 5. ADDITIONAL COVENANTS................................................................................35

         Section 5.01     Conduct of Business Prior to the Closing.............................................35
         Section 5.02     Access to Information................................................................36
         Section 5.03     Confidentiality......................................................................37
         Section 5.04     Regulatory and Other Authorizations, Consents; Further Assurances....................37
         Section 5.05     Notification of Certain Matters......................................................38
         Section 5.06     Cooperation with Financings..........................................................39
         Section 5.07     Intentionally Omitted................................................................39
         Section 5.08     Certain Employee Benefit Matters.....................................................39
         Section 5.09     Publicity............................................................................42
         Section 5.10     Acquisition Proposals................................................................43
         Section 5.11     Bankruptcy Court Approval............................................................43
         Section 5.12     Non-Competition and Non-Solicitation.................................................44
         Section 5.13     Transition Services..................................................................45
         Section 5.14     Owned Real Estate....................................................................45

ARTICLE 6. CLOSING.............................................................................................46

         Section 6.01     Closing..............................................................................46
         Section 6.02     Deliveries at Closing................................................................46
         Section 6.03     Conditions to Obligations of Sellers.................................................47
         Section 6.04     Conditions to Obligations of Parent and Purchaser....................................48

ARTICLE 7. FURTHER AGREEMENTS AND TERMINATION..................................................................50

         Section 7.01     Termination Payment..................................................................50
         Section 7.02     Bankruptcy Termination Payment.......................................................50
         Section 7.03     Termination..........................................................................50
         Section 7.04     Procedure and Effect of Termination..................................................52

ARTICLE 8. INDEMNIFICATION.....................................................................................53

         Section 8.01     Indemnification......................................................................53

ARTICLE 9. GENERAL PROVISIONS..................................................................................54

         Section 9.01     Actions by Sellers...................................................................54
         Section 9.02     Expenses.............................................................................55


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         Section 9.03     Notices..............................................................................55
         Section 9.04     Headings.............................................................................55
         Section 9.05     Severability.........................................................................56
         Section 9.06     Entire Agreement.....................................................................56
         Section 9.07     Assignment...........................................................................56
         Section 9.08     No Third-Party Beneficiaries.........................................................56
         Section 9.09     Waivers and Amendments...............................................................56
         Section 9.10     Specific Performance.................................................................56
         Section 9.11     Brokers..............................................................................56
         Section 9.12     Governing Law........................................................................57
         Section 9.13     Counterparts.........................................................................57
         Section 9.14     Joint Obligations of Purchaser and Parent............................................57

         EXHIBITS
         --------
         Exhibit A   -    Approval Order
         Exhibit B   -    Sale Procedure Order

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                                                -iii-

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                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (this "AGREEMENT"), dated as of March 5, 2001, is entered into by and among Corporate Express Office Products, Inc., a Delaware corporation (the "PARENT"), Atlantic Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (the "PURCHASER"), U.S. Office Products Company, a Delaware corporation ("USOP"), and its Subsidiaries set forth on SCHEDULE 3.18.

                                   WITNESSETH:

               WHEREAS, USOP and its Subsidiaries are referred to herein collectively as "SELLERS," and each is referred to herein individually as a "SELLER";

               WHEREAS, Sellers, operating as US Office Products - North America ("USOP-NA"), a division of USOP, are engaged in the business of distributing and selling office supplies and office furniture, and providing certain "non-core" services such as "break-room," toner cartridge refill and copying services, in the United States, but excluding any activities of USOP's USRefresh coffee and vending, McWhorter's retail stores, and the Kentwood & Dulworth furniture businesses (the "BUSINESS");

               WHEREAS, the Sellers desire to sell to Purchaser and Purchaser desires to purchase from Sellers, all of the assets, rights and properties of Sellers (subject to certain exceptions specified in this Agreement) relating to the Business and, in connection with such purchase and sale, Purchaser is willing to assume certain obligations and liabilities of Sellers, all on the terms and subject to the conditions set forth in this Agreement;

               WHEREAS, USOP intends to file, and to cause each of the Sellers to file, voluntary bankruptcy petitions pursuant to Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Section 101, ET SEQ. (the "BANKRUPTCY CODE"); and

               WHEREAS, the Sellers intend to reorganize their businesses and affairs pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code and in furtherance of such a plan intend to seek an order of the United States Bankruptcy Court or such other court exercising jurisdiction over Sellers' bankruptcy cases (the "BANKRUPTCY COURT") approving this Agreement and authorizing Sellers to consummate the transactions contemplated hereby.

               NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         Section 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

               "ACQUISITION PROPOSAL" means any proposal or offer relating to the Business, other than a proposal or offer by Purchaser or any of its Affiliates, for (A) any merger, consolidation, share exchange business combination or other similar transaction with USOP or any of the other Sellers,
(B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 5% or more of the assets and liabilities of the Business in a single transaction or series of transactions (whether related or unrelated), (C) any tender offer or exchange offer for 10% or more of the outstanding shares of USOP's common stock or

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any class of USOP's debt securities or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith, (D) the acquisition of beneficial ownership or the right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of any class of USOP's common stock or any class of Seller's debt securities or (E) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

               "ACTION" means any claim, demand, action, suit, lawsuit, litigation, inquiry, hearing, investigation, notice of a violation, arbitration, proceeding, appeal or other dispute, whether civil or criminal, administrative or otherwise, by or before any Governmental Authority or arbitrator.

               "AFFILIATE" means, when used with respect to a specified
Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. With respect to any Person who is a natural person, such Person's Affiliates shall include any member of such Person's spouse and their respective siblings, parents and lineal descendents.

               "ANCILLARY AGREEMENTS" means the Escrow Agreement and the Transition Services Agreement.

               "ANNUAL FINANCIAL STATEMENTS" means the unaudited consolidated balance sheets of USOP-NA dated as of April 29, 2000 and April 24, 1999 and the related unaudited consolidated statements of income for USOP-NA for the fiscal years then ended.

               "ANTITRUST AUTHORITY" means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission.

               "APPROVAL ORDER" means an order or orders of the Bankruptcy
Court in substantially the form attached hereto as EXHIBIT B, with such modifications as are acceptable to Purchaser, authorizing, among other things, the sale, transfer and assignment of the Assets to Purchaser in accordance with the terms and conditions of this Agreement, free and clear of all Encumbrances other than Assumed Encumbrances, pursuant to, among others, sections 363 and 365 of the Bankruptcy Code.

               "ASSUMED ENCUMBRANCES" means (A) Encumbrances for Apportioned Obligations not yet due and payable as of the Closing Date, (B) statutory Encumbrances of carriers, warehouse persons, mechanics and material persons and other Encumbrances imposed by law incurred in the ordinary course of business for sums not yet due and payable as of the Closing Date to the extent such sums constitute Assumed Liabilities, (C) encumbrances incurred or deposits made to secure the performance of tenders, statutory obligations, surety bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case to the extent such encumbrances secure Assumed Liabilities or Assumed Contracts, (D) purchase money Encumbrances to the extent they secure Assumed Liabilities, and (E) easements, rights-of-way, restrictions and other similar charges or Encumbrances on real property, in each case which do not materially interfere with the ordinary conduct of the Business and do not materially detract from the value of the property to which such Encumbrance relates.

               "AVERAGE DAILY SALES" means, in respect of any period, the total sales of the Business for that period, as reported by Sellers, divided by the number of days that the Business was open for business during such period, as determined by Sellers; provided that if the last day of the Pre-Closing Period falls on any day other than the last day in which the Business is open for business in a fiscal month (such


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month being a "Partial Month"), Average Daily Sales for the pre-Closing
Period shall be calculated excluding the Partial Month. In general, Sellers are not "open for business" on holidays and weekends.

               "BANKRUPTCY RESOLUTION DATE" means the date on which a Final Order of the Bankruptcy Court has been entered dismissing, closing or otherwise terminating the Chapter 11 Cases.

               "BASE PERIOD" means the four fiscal month period beginning on October 29, 2000 (which is the first day of Sellers' fiscal month of November
2000) and ending on March 3, 2001 (which is the last day of Sellers' fiscal month of February 2001).

               "BENEFIT ARRANGEMENT" means any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insurance arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Internal Revenue Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Sellers or under which Sellers may incur any Liability, and (C) covers (or covered) any employee or former employee of the Business (with respect to their relationship with such entity).

               "BOOKS AND RECORDS" shall mean all books, records, lists, ledgers, files, reports, plans, drawings and operating records of every kind pertaining to the Business or the Assets, business customers, suppliers, distributors or Personnel, including, without limitation, (A) all corporate books and records of Sellers, disk or tape files, printouts, runs or other computer-based information and such Sellers' interest in all computer programs required to access, and the equipment containing, all such computer-based information, (B) all product, business and marketing plans, (C) all environmental control records and (D) all sales, maintenance and production records.

               "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

               "CHAPTER 11 CASES" means the voluntary cases commenced by Sellers under Chapter 11 of the Bankruptcy Code.

               "CLAIM" means any Action or other claim.

               "COLLATERAL AGREEMENTS" shall mean the Bill of Sale, the Assumption Agreement and any other assignment or transfer documents delivered at Closing.

               "CONFIDENTIALITY AGREEMENT" means the letter agreement previously entered into by Corporate Express, Inc. and USOP, dated September 29, 2000.

               "CONTRACT" means, with respect to the Business, any agreement, contract, lease, note, loan, evidence of Indebtedness, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, quotation or other executory commitment to which USOP or any and each other Seller is a party or which relates to the


                                     -3-
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Business or the Assets, and is used exclusively in the Business and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

               "DIP LOAN" means debtor-in-possession financing or use of cash collateral arrangements approved by the Bankruptcy Court.

               "EMPLOYEE" means any person employed by any Seller immediately prior to the Closing who becomes an employee of Purchaser as of the Closing, including persons on leave, vacation, disability or other approved periods of absence.

               "EMPLOYEE PLANS" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

               "ENCUMBRANCE" means, with respect to the Business, any Claim, encumbrance, pledge, option, charge, easement, security interest, lien, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sale agreement or other title retention agreement or lease in the nature thereof.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA AFFILIATE" means any Person which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, any of the Sellers as set forth in
Section 414(b), (c), (m) or (o) of the Internal Revenue Code as of or after the date of acquisition of such Person by USOP or any of its Affiliates.

               "ESCROW AGENT" means an independent escrow agent that is not an Affiliate of any party that is selected by Purchaser and is reasonably acceptable to USOP.

               "ESCROW AGREEMENT" means an escrow agreement to be entered into as of the Closing Date by and among Purchaser, USOP and the Escrow Agent in form and substance reasonably acceptable to USOP and Purchaser. The Escrow Agreement shall, among other things, provide that (A) on the date that is the later of (i) six months after the Closing Date and (ii) three (3) Business Days after the date on which the payment required by SECTION 2.04(B)(i), if any, is made, the Escrow Amount shall be reduced to an amount equal to the sum of (a) $25,000,000 plus (b) all pending Claims made by the Purchaser Parties for indemnification pursuant to SECTION 8.01(A) and (B) on the first anniversary of the Closing Date the Escrow Amount shall be reduced to an amount equal to all pending Claims made by the Purchaser Parties for indemnification pursuant to
SECTION 8.01(A).

               "ESTIMATED WORKING CAPITAL SHORTFALL" means the excess of the Minimum Working Capital over the Estimated Closing Date Working Capital.

               "ESTIMATED WORKING CAPITAL EXCESS" means the excess of the Estimated Closing Date Working Capital over the Minimum Working Capital.

               "FACILITY" means any real property or facility owned, leased, operated or used in the operation of the Business by any of the Sellers.


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               "FINAL ORDER" means an order or determination by the
Bankruptcy Court (A) that is not reversed, stayed, enjoined, set aside, annulled or suspended within the deadlines provided by applicable statutes or regulations, (B) with respect to which no request for stay, motion or petition for reconsideration, application or request for review, or notice of appeal or other judicial petition for review has been filed and is pending, and (C) as to which all deadlines for filing any such request, motion, petition, application, appeal or notice have expired.

               "GAAP" means United States generally accepted accounting principles in effect from time to time applied consistently throughout the period involved.

               "GOVERNMENTAL AUTHORITY" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

               "GOVERNMENTAL ORDER" means any order, judgment, injunction, decree, stipulation, rulings, determination or award entered by or with any Governmental Authority.

               "HANDLING OF SUBSTANCES" means the production, use, generation, storage, treatment, recycling, disposal or arranging for disposal, discharge, release or other handling or disposition of Substances.

               "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

               "IMPROVEMENTS" means any buildings, facilities, parking lots, other structures and improvements, building systems and fixtures located on or under any Facility.

               "INDEBTEDNESS" means, with respect to the Business, (A) indebtedness of Sellers or any of them for borrowed money, (B) obligations of Sellers or any of them evidenced by bonds, notes, debentures, letters of credit, bankers acceptances or similar instruments, (C) obligations of Sellers or any of them under capitalized leases, (D) obligations of Sellers or any of them under conditional sale, title retention or similar agreements or arrangements creating an obligation of Sellers with respect to the deferred purchase price of property (other than customary trade credit), (E) interest rate and currency obligation swaps, hedges or similar arrangements and (F) all obligations of any of the Sellers to guarantee any of the foregoing types of obligations on behalf of any Person other than the Sellers.

               "INTELLECTUAL PROPERTY RIGHTS" means, with respect to the Business, all (A) domestic and foreign registrations of trademarks, service marks, logos, corporate names, protected models, designs, created works, trade names or other trade rights, (B) pending applications for any such registrations, (C) rights in or to patents and copyrights and pending applications, (D) rights to other trademarks, service marks, logos, corporate names, protected models, designs, data, software, created works, trade names and other trade rights and all other trade secrets, designs, plans, specifications, technology, methods, designs, concepts and other proprietary rights, whether or not registered, and (E) rights under any licenses to use any of the intellectual property described in clauses (A) to (D) above.

               "INTERIM FINANCIAL STATEMENTS" means the unaudited consolidated balance sheet of USOP-NA as of December 30, 2000 and the related unaudited consolidated statement of income of USOP-NA for the nine-month period then ended.

               "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.


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               "INVENTORY" means all of the inventory relating to the
Business which is held for resale, and all of raw materials, works in process, finished products and supply items relating to the Business, in each case wherever the same may be located.

               "IRS" means the United States Internal Revenue Service.

               "KENTWOOD & DULWORTH" means the furniture businesses as conducted by Kentwood Office Furniture, Inc. and Dulworth Office Furniture Company, respectively.

               "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or rule of common law.

               "LIABILITIES" shall mean any liability, indebtedness, obligation, co-obligation, commitment, expense, Claim, deficiency, guaranty or endorsement of or by any Person of any nature (whether direct or indirect, known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured).

               "LICENSES" means all of the licenses, permits, certificates of occupancy and other governmental approvals or authorizations required for the operation of the Business in compliance with Law as conducted as of the date of this Agreement and as of the Closing Date.

               "LOSSES" of a Person means any and all costs, losses, charges, Liabilities, obligations, damages (whether actual, punitive or consequential), lawsuits, actions, judgments, deficiencies, demands, fees, Claims, settlements and expenses, including, without limitation, interest, penalties, costs of mitigation, reasonable attorneys' fees and expenses, all amounts paid in the investigation, defense or settlement of any of the foregoing suffered or incurred by such Person.

               "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" or a similar phrase means (A) any material adverse effect on, or any material adverse change with respect to, (i) the business, operations, assets, Liabilities, condition (financial or otherwise), results of operations of the Business, taken as a whole, (ii) Sellers' relations (taken as a whole) with their respective customers, suppliers, distributors or employees to the extent relating to the Business, or (iii) the right or ability of Sellers' to consummate any of the transactions contemplated hereby or (B) any event or condition that would, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, constitute a "Material Adverse Effect" or a "Material Adverse Change." Notwithstanding the foregoing, the act of filing the Chapter 11 Cases shall not be deemed, in and of itself, a Material Adverse Effect or a Material Adverse Change. For the purposes of SECTIONS 6.04(A), 6.04(K), 7.03(C)(iii) and 7.03(C)(vi), a decline in the sales of the Business that is not a Material Sales Decline and that does not result from, directly or indirectly, the untruth or inaccuracy of a representation or warranty herein or the breach of or the failure to perform or observe any covenant or agreement herein shall not be deemed to be a Material Adverse Effect or a Material Adverse Change.

               "MATERIAL SALES DECLINE" shall exist where the Weighted Average Daily Sales (for the Pre-Closing Period) is more than 15% below the Average Daily Sales for the Base Period.

               "MINIMUM WORKING CAPITAL" means $100,000,000.

               "MULTIEMPLOYER PLAN" means any "multiemployer plan," as defined in Section 4001(a)(3) or 3(37) of ERISA, which (A) any Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or since being acquired by USOP or any of its Subsidiaries, maintained, administered, contributed to or was required to contribute to, or under which such Seller or any ERISA

Affiliate may incur any Liability and (B) covers any employee or former employee of any Seller or any ERISA Affiliate (with respect to their relationship with any such entity).

               "OUTSIDE CLOSING DATE" shall mean July 9, 2001.

               "PENSION PLAN" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which any Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, since being acquired by USOP or any of its Subsidiaries, maintained, administered, contributed to or was required to contribute to, or under which such Seller or any ERISA Affiliate may incur any Liability (including, without limitation, any contingent Liability) and (B) which covers (or covered) any employee or former employee of the Business (with respect to their relationship with such entity).

               "PERMITTED ENCUMBRANCES" means (A) Encumbrances for Taxes or governmental charges or Claims (i) not yet due and payable or (ii) being contested in good faith by appropriate proceedings being diligently pursued, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (B) statutory Encumbrances of landlords, Encumbrances of carriers, warehouse persons, mechanics and material persons and other Encumbrances imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable or (ii) being contested in good faith by appropriate proceedings being diligently pursued, (C) Encumbrances incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (D) purchase money Encumbrances incurred in the ordinary course of business, consistent with past practice, (E) easements, rights-of-way, restrictions and other similar charges or Encumbrances on real property, in each case which do not materially interfere with the ordinary conduct of the Business and do not materially detract from the value of the property to which such encumbrance relates, and (F) Encumbrances that do not individually or in the aggregate materially interfere with Sellers' use and enjoyment of, or materially impair the value of, the Assets encumbered thereby.

               "PERSON" means (A) any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust or other organization and
(B) any Governmental Authority.

               "PERSONNEL" means, with respect to the Business, all employees, officers, directors and independent contractors of, employed by or contracting with the Sellers and who are (A) exclusively engaged in the Business or (B) listed on Schedule 1.01. The term "Personnel" shall not include any of the executive officers or directors of USOP (other than the President of USOP-NA and the Chief Information Officer of USOP), any employee of any Seller who is engaged in business activities other than the Business, or any other employee of USOP.

               "POST-CLOSING" means any period or portion thereof that begins after the Closing Date.

               "PRE-CLOSING ENVIRONMENTAL MATTERS" means (A) the Handling of Substances on or prior to the Closing Date either at, in, on, under or from any Facility including, without limitation, the effects of such Handling of Substances on resources, Persons or property within or outside the boundaries of any Facility, (B) the presence on or prior to the Closing Date of Substances either at, in, on or under any Facility, regardless of how the Substances came to rest at, in, on or under such Facility, or the movement or migration of Substances from any Facility, (C) the failure on or prior to the Closing Date of any Facility or any operations of any of the Sellers to be in compliance with any applicable Environmental

Laws, and (iv) any other act, omission or condition existing with respect to any Assets or any Facility or operation of any Facility existing or occurring on or prior to the Closing Date which gives rise to Liability under any applicable Environmental Laws.

               "PRE-CLOSING PERIOD" means the period beginning on March 4, 2001 (which is the first day of Sellers' fiscal month of March 2001) and ending on the day that is two (2) calendar days prior to the Closing Date. Fiscal March ends on March 31, 2001, fiscal April begins on April 1 and ends on April 28, 2001, fiscal May begins on April 29 and ends on May 26, 2001, and fiscal June begins on May 27 and ends on June 30, 2001.

               "PURCHASER EXPENSES" shall mean Purchaser's reasonable out of pocket expenses (including but not limited to reasonable financial advisor's accountants' or attorney's fees and expenses and filing fees, including, without limitation, those paid in connection with filings under the HSR Act) incurred in connection with the negotiation and performance of this Agreement and its due diligence investigation of Sellers and the Assets in connection with this Agreement.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SUBSIDIARY" of any Person means any other Person (A) of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity securities of such other Person, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of, or otherwise control the business and affairs of, such other Person or
(B) the operations of which are consolidated or combined with such first Person, pursuant to GAAP, for financial reporting purposes.

               "SUBSTANCES" means any toxic, hazardous, or other regulated wastes, substances, products, pollutants or materials, including, without limitation, radioactive materials, asbestos, polychlorinated biphenyls, radon, gas, petroleum and petroleum products.

               "SUPERIOR PROPOSAL" means an Acquisition Proposal that the Board of Directors of USOP has determined in good faith, after consultation with its advisors, would, if accepted, be no less likely to be consummated than the transaction proposed by this Agreement, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal and the similar aspects of the transaction proposed by this Agreement, and that the Board of Directors of USOP believes in good faith, after consultation with its outside financial advisor, would, if consummated, result in a transaction more favorable to USOP from a financial point of view than the transaction proposed by this Agreement.

               "TAX" or "TAXES" means any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium (including taxes under Section 59A of the Internal Revenue Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, offer, registration, value added, alternative or add-on minimum, estimated or other tax, governmental fee or like assessment or charge of any kind whatsoever, including any interest, penalty or addition thereto.

               "TAX RETURN" means any return, declaration, report, Claim for refund, or information, return or statement relating to Taxes and required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendments thereof.

               "TREASURY REGULATIONS" means the regulations issued pursuant to the Internal Revenue Code.

               "WEIGHTED AVERAGE DAILY SALES" means:

               (A) if the Pre-Closing Period is two (2) fiscal months, the sum of (i) Average Daily Sales in the first full fiscal month multiplied by .35, plus (ii) Average Daily Sales in the second fiscal month multiplied by .65;

               (B) if the Pre-Closing Period is three fiscal months, the sum of (i) Average Daily Sales in the first fiscal month multiplied by .1, plus (ii) Average Daily Sales in the second fiscal month multiplied by .3, plus (iii) Average Daily Sales in the third fiscal month multiplied by .6; and

               (C) if the Pre-Closing Period is four fiscal months, the sum of (i) Average Daily Sales in the first fiscal month multiplied by .1, plus (ii) Average Daily Sales in the second fiscal month multiplied by .15, plus (iii) Average Daily Sales in the third fiscal month multiplied by .30, plus (iv) Average Daily Sales in the fourth fiscal month multiplied by .45.

If the Pre-Closing Period is longer than four fiscal months, the parties shall in good faith negotiate an appropriate applicable formula to calculate Weighted Average Daily Sales.

               "WELFARE PLAN" means any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (a) which any Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which such Seller or any ERISA Affiliate may incur any Liability and (b) which covers (or covered) any employee or former employee of the Business (with respect to their relationship with such entity).

               "WORKING CAPITAL" shall have the meaning given it in SCHEDULE
2.04.

               "WORKING CAPITAL RANGE" means $97,000,000 to $103,000,000.

         Section 1.02 OTHER DEFINED TERMS. The following terms have the meanings defined for such terms in the Sections set forth below:


TERM                                                             SECTION
----                                                             -------
Adjustment Statement                                             2.04(C)
Aggregate Fair Market Value                                      2.05
Agreement                                                        Preamble
Alternative Termination Amount                                   7.02
Apportioned Obligations                                          2.06(B)
Assets                                                           2.01(A)
Assumed Contracts                                                2.01(A)(iii)
Assumed Leases                                                   3.14(B)(i)
Assumed Liabilities                                              2.02(A)
Assumption Agreement                                             6.02(A)(iii)
Bank Assets                                                      3.27
Bankruptcy Code                                                  Recitals
Bankruptcy Court                                                 Recitals
Bankruptcy Termination Amount                                    7.02
Bill of Sale                                                     6.02(B)(i)
Business                                                         Recitals


                                     -9-


TERM                                                             SECTION
----                                                             -------

CERCLA                                                           3.19(B)
Closing                                                          6.01(A)
Closing Date                                                     6.01(A)
Closing Date Balance Sheet                                       2.04(B)
COBRA Continuation Coverage                                      5.08(C)(iii)
Competing Offer                                                  5.11(A)
Consent                                                          3.05
Contested Adjustments                                            2.04(C)
Contested Adjustment Notice                                      2.04(C)
Disclosure Schedule                                              Preamble of Article 3
Employment Laws                                                  3.17
Environmental Laws                                               3.19(A)
Escrow Amount                                                    2.03
Estimated Closing Date Balance Sheet                             2.04(A)
Estimated Closing Date Working Capital                           2.04(A)
Excluded Assets                                                  2.01(B)
Final Disclosure Schedule                                        5.05(B)
Financing                                                        4.05
Financing Letter                                                 4.05
Indemnification Threshold                                        8.01(C)
Indemnified Party                                                8.01(D)
Indemnifying Party                                               8.01(D)
Independent Accountant                                           2.04(C)
Intellectual Property                                            2.01(A)(v)
Leased Real Property                                             3.14(B)(i)
Material Contracts                                               3.13(A)
Original Disclosure Schedule                                     5.05(B)
Owned Real Property                                              3.14(A)(i)
Parent                                                           Preamble
Purchase Price                                                   2.03
Purchaser                                                        Preamble
Purchaser Parties                                                8.01(A)
Purchaser Savings Plan                                           5.08(A)(i)
Purchaser Savings Trust                                          5.08(A)(i)
Purchaser Welfare Plans                                          5.08(C)(ii)
Retained Liabilities                                             2.02(B)
Restricted Period                                                5.12
Restricted Area                                                  5.12
Sale Procedure Order                                             5.11(A)
Section 7.03(B)(i) Termination Amount                            7.02
Seller(s)                                                        Recitals
Seller Savings Plan                                              5.08(A)(ii)
Seller Savings Trust                                             5.08(A)(ii)
Seller Welfare Plans                                             5.08(C)(i)
Settlement Amount Certificate                                    2.04(C)
Settlement Date                                                  2.04(D)
Taxpayer(s)                                                      3.20(A)
Termination Amount                                               7.01(C)
Transfer Taxes                                                   2.06(A)


                                    -10-


TERM                                                             SECTION
----                                                             -------

Transition Services Agreement                                    5.13
USOP                                                             Preamble
Working Capital Collar                                           2.04(E)(i)


         Section 1.03  CONSTRUCTION.

                 (A)   Unless the context of this Agreement otherwise requires,
(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the word "including" shall mean "including, without limitation;" and (vi) the word "or" shall be disjunctive but not exclusive.

                 (B) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

                 (C) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                 (D) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

                 (E) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                 (F) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.

                 (G) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                 (H) Any reference to "knowledge" or "known" means, (i) with respect to a Seller, those facts and circumstances actually known, or would be known after reasonable inquiry, by such Seller's directors, chief executive officer or president (or in the absence of either, general manager), chief financial officer (or most senior financial officer), controller, chief operating officer (or most senior operating officer), and most senior sales managers, which will also include the directors and executive officers of USOP, the senior staff of USOP-NA, the Area Managers and Zone Presidents of USOP-NA, the Zone controllers, and the Zone HR managers of USOP-NA, and, (ii) with respect to the Parent or Purchaser, those facts and circumstances actually known, or would be known after reasonable inquiry, by any of the officers of Parent or Purchaser.

                                   ARTICLE 2.
                                PURCHASE AND SALE

         Section 2.01    PURCHASE AND SALE OF ASSETS.

                  (A) Upon the terms and subject to the conditions contained herein, at the Closing, USOP and each other Seller shall, and USOP shall cause each other Seller to, sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept, all of each such Seller's right, title and interest in and to the properties and assets exclusively used in, held for use in or relating to the operation of the Business, free and clear of any and all Encumbrances (other than Assumed Encumbrances), other than the Excluded Assets (the "ASSETS"), including, without limitation, all right, title and interest in and to the following:

                         (i)    all equipment, furniture, fixtures, machinery,
vehicles and other tangible personal property owned by Sellers;

                         (ii)   all real property owned by Sellers;

                         (iii)  all Contracts and all purchase orders
outstanding as of the Closing (the "ASSUMED CONTRACTS");

                         (iv)   all accounts, accounts receivable, rights to
payment and rebates receivable;

                         (v)    all general intangibles and intangible
property, including without limitation, all Intellectual Property Rights (the "INTELLECTUAL PROPERTY");

                         (vi)   all refunds or, deposits made by any Seller to
any other Person and prepaid expenses;

                         (vii)  all items of Inventory, including, without
limitation, raw materials, work in process, finished goods, supplies and spare parts;

                         (viii) all Licenses issued or granted by any
Government Authority;

                         (ix)   all Bank Assets set forth on SCHEDULE 3.27;

                         (x)    all assets reflected on the Closing Date
Balance Sheet delivered pursuant to SECTION 2.04(B); and

                         (xi)   all books, records, files and papers relating
to the foregoing.

                  (B) Notwithstanding anything contained in this Agreement to the contrary, the parties expressly acknowledge and agree that Sellers shall retain, and the Assets shall not include, any of the following assets (the "EXCLUDED ASSETS"):

                         (i)    cash, cash equivalents, marketable securities
and investments, stock, debt instruments (except to the extent specifically assumed pursuant to this Agreement), options, and other securities (including all of the stock or membership interests of all of the Subsidiaries owned by
USOP);

                         (ii)   the corporate charter, articles of
organization, operating agreement, by-laws, qualifications to conduct business as a foreign corporation or limited liability company, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock or membership interest transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Sellers as corporations or limited liability companies;

                         (iii)  any of the rights of the Sellers under this
Agreement, the Escrow Agreement, or any of the Collateral Agreements or any order of the Bankruptcy Court relating to this Agreement;

                         (iv)   insurance policies; and

                         (v)    all assets related to the Sellers' businesses
operated as USRefresh, McWhorter's, and Kentwood & Dulworth and all of those rights, properties, and other assets identified on SECTION 2.01(B)(v) OF THE DISCLOSURE SCHEDULE;

         Section 2.02    ASSUMPTION OF LIABILITIES.

                  (A) Upon the terms and subject to the conditions contained herein, at the Closing, the Purchaser shall assume and become responsible for only the following Liabilities of the Sellers relating to the operation of the Business and no other Liabilities or obligations (the "ASSUMED LIABILITIES"):

                         (i)    all Liabilities arising from and after the
Closing under the Assumed Contracts (excluding any Liability for any breach thereof on or prior to the Closing Date);

                         (ii)   all Liabilities set forth on the Closing Date
Balance Sheet delivered pursuant to SECTION 2.04(B);

                         (iii)  Liabilities with respect to Employees or
Employee benefits as provided in SECTION 5.08; and

                         (iv)   all Liabilities with respect to payments not
exceeding the amounts specified on SCHEDULE 2.02(A)(iv).

                  (B) Notwithstanding anything contained in this Agreement to the contrary, the parties expressly acknowledge and agree that Purchaser shall not assume or in any manner whatsoever be liable or responsible for any Liabilities of any Seller, or any predecessors or Affiliates of the Seller, other than the Assumed Liabilities. Without limiting the foregoing, the following Liabilities shall be retained by USOP and each other Seller (the "RETAINED LIABILITIES"):

                         (i)    all Liabilities with respect to any
Indebtedness;

                         (ii)   all Liabilities of any Seller or any
predecessor or Affiliates of any Seller for Taxes; provided that Apportioned Obligations and Transfer Taxes shall be paid in the manner set forth in SECTION 2.06;

                         (iii)  all Liabilities arising under any Assumed
Contracts other than those Liabilities specifically assumed by Purchaser pursuant to SECTION 2.02(A)(i);

                         (iv)   all Liabilities for cure amounts payable to the
other parties to the Assumed Contracts;

                         (v)    all Liabilities relating to any leased
Facilities of any Seller which, on or prior to the Closing Date, are no longer used in connection with the operation of the Business;

                         (vi)   all Liabilities with respect to any employees
of any Sellers who have been terminated or who have left a Seller's employ on or prior to the Closing Date other than to become Employees;

                         (vii)  all Liabilities arising out of or relating to
the Excluded Assets or the use and/or operation thereof;

                         (viii) all Liabilities for any legal, accounting,
investment banking, brokerage or similar fees or expenses incurred by any Seller in connection with, resulting from or attributable to the transactions contemplated by this Agreement;

                         (ix)   all Liabilities of any Seller, or any
predecessor(s) or Affiliate(s) of any Seller, resulting from, caused by or arising out of, directly or indirectly, the conduct of their respective businesses or ownership or lease of any of their properties or assets or any properties or assets previously used by any Seller at any time prior to or on the Closing Date, including without limitation such of the foregoing (i) as constitute, may constitute or are alleged to constitute a tort, breach of contract or violation of requirement of any Law, or (ii) that relate to, result in or arise out of any Pre-Closing Environmental Matters, including, without limitation, the existence or imposition of any Liability to remediate or contribute or otherwise pay any amount under or in respect of any environmental, superfund or other environmental cleanup or remedial Laws, occupational safety and health Laws or other Laws;

                         (x)    all Liabilities for all existing Claims arising
out of, resulting from or relating to, directly or indirectly, the Assets and/or the Business and all Liability for all Claims that arise out of, result from or relate, directly or indirectly, to the Assets or the Business, in each case on or prior to the Closing Date; and

                         (xi)   all Liabilities with respect to Employees or
Employee benefits not assumed pursuant to SECTION 2.02(A)(iii) AND (iv)).

         Section 2.03 PURCHASE PRICE. In consideration for the sale by each Seller of the Assets being sold to Purchaser pursuant to this Agreement, at the Closing, Purchaser shall:

                         (i)    pay to USOP an amount in cash equal to
$250,000,000, subject to adjustment as provided in SECTION 2.04 and SECTION
2.07 (the "PURCHASE PRICE"), minus the Escrow Amount; and

                         (ii)   pursuant to the Escrow Agreement, pay to the
Escrow Agent cash in an amount equal to $37,500,000 (the "ESCROW AMOUNT").

         Section 2.04    WORKING CAPITAL ADJUSTMENTS.

                  (A) PRE-CLOSING ADJUSTMENTS. At least five (5) days prior to the Closing Date the Sellers shall prepare and deliver to the Purchaser (i) an estimated unaudited balance sheet for the Business prepared in accordance with GAAP and reflecting the assets and liabilities in accordance with the procedures set forth in SCHEDULE 2.04 (the "ESTIMATED CLOSING DATE BALANCE SHEET") and (ii) an estimated calculation of the Closing Date Working Capital for the Business as of the Closing Date (the "ESTIMATED CLOSING DATE WORKING CAPITAL"), each of which shall be prepared in the form and otherwise in accordance with the procedures set forth on SCHEDULE 2.04. To the extent that the Estimated Closing Date Working Capital is greater or less than the Minimum Working Capital, the Purchase Price shall be adjusted at Closing as provided in SECTION 2.04(E).

                  (B) POST-CLOSING ADJUSTMENTS. As soon as practicable after the Closing Date, but in any event within 90 days after the Closing Date, the Purchaser shall prepare and deliver to the Sellers (i) an audited balance sheet for the Business (the "CLOSING DATE BALANCE SHEET") prepared in accordance with GAAP and reflecting the assets and liabilities in accordance with the procedures set forth in SCHEDULE 2.04, such Closing Date Balance Sheet to be audited by a nationally recognized accounting firm reasonably acceptable to the parties hereto, and (ii) a calculation of the Closing Date Working Capital as of the close of business on the Closing Date, each of which shall be prepared by the Purchaser in the form and otherwise in accordance with the procedures set forth on SCHEDULE 2.04. The Sellers and the Purchaser shall have the right to dispute the Closing Date Balance Sheet (and any items therein) and the Closing Date Working Capital calculation and make any proposed adjustments thereto as provided in SECTION 2.04(C) hereto. To the extent that the Closing Date Working Capital is greater than or less than the Estimated Closing Date Working Capital, the difference shall be paid on the Settlement Date as provided in SECTION 2.04(E).

                  (C) DISPUTE RESOLUTION PROCEDURES. The Sellers shall have until thirty (30) days after the delivery of the Closing Date Balance Sheet and the Closing Date Working Capital calculation, to review such balance sheet and calculation and propose any adjustments thereto. In the event that the Sellers do not provide such a notice of disagreement within such thirty-day (30) period or the Sellers affirmatively notify the Purchaser that they agree with the calculation of the Closing Date Balance Sheet and the Closing Date Working Capital, the Sellers shall be deemed to have accepted the Closing Date Balance Sheet and the calculation of the Closing Date Working Capital delivered by the Purchaser, which shall be final, binding and conclusive for all purposes hereunder. All adjustments proposed by the Sellers shall be set out in detail in a written statement delivered to the Purchaser (the "ADJUSTMENT STATEMENT") and shall be incorporated into the Closing Date Balance Sheet and taken into account in the calculation of Closing Date Working Capital, unless the Purchaser shall object in writing to such proposed adjustments (the proposed adjustment or adjustments to which Purchaser objects are referred to herein as the "CONTESTED ADJUSTMENTS" and the Purchaser's objection notice is referred to herein as the "CONTESTED ADJUSTMENT NOTICE") within thirty (30) days of delivery by the Sellers to the Purchaser of the Adjustment Statement. If the Purchaser delivers a Contested Adjustment Notice to the Sellers, the Purchaser and the Sellers shall use reasonable efforts to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within thirty (30) days after the Purchaser delivers to the Sellers said Contested Adjustment Notice, the Purchaser and the Sellers shall promptly retain a nationally recognized independent accounting firm (other than PricewaterhouseCoopers LLP), acceptable to both the Sellers and the Purchaser (the "INDEPENDENT ACCOUNTANT") to resolve any remaining disputes concerning the Contested Adjustments. If the Independent Accountant is retained, then (i) the Sellers and the Purchaser shall each submit to the Independent Accountant in writing not later than ten (10) days after the Independent Accountant is retained their respective positions with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and (ii) the Independent Accountant shall, within thirty (30) days after receiving the positions of both the Sellers and the Purchaser and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Contested Adjustments (and only with respect to the Contested Adjustments), which decision shall be final and binding on, and nonappealable by, the Sellers and the Purchaser and shall be enforceable by Purchaser or Sellers in any court of competent jurisdiction. The fees and expenses of the Independent Accountant shall be paid by the party whose estimate of the Closing Date Working Capital is furthest from the Independent Accountant's calculation of the Closing

Date Working Capital. The decision of the Independent Accountant shall also include a certificate of the Independent Accountant setting forth the final Closing Date Balance Sheet (the "SETTLEMENT AMOUNT CERTIFICATE"). The Closing Date Balance Sheet shall be deemed to include all proposed adjustments not disputed by the Purchaser and those adjustments accepted or made by the decision of the Independent Accountant in resolving the Contested Adjustments.

                  (D) There shall be a "SETTLEMENT DATE" after the calculation of the Closing Date Balance Sheet which shall mean the following, as applicable:

                         (i)    If the Sellers have not timely delivered an
Adjustment Statement to the Purchaser, thirty-five (35) days after the date the Sellers receives the Closing Date Working Capital calculation;

                         (ii)   If the Sellers have timely delivered an
Adjustment Statement and the Purchaser has not timely delivered a Contested Adjustment Notice, thirty-five (35) days after the date the Purchaser receives the Adjustment Statement;

                         (iii)  If the Sellers and the Purchaser have any
disputes regarding Contested Adjustments and they resolve all of those disputes, five (5) Business Days after such resolution;

                         (iv) If the Seller and the Purchaser retain an
Independent Accountant pursuant to SECTION 2.04(C) above, five (5) Business Days after the Independent Accountant delivers the Settlement Amount Certificate; or

                         (v)    Such other date as shall be agreed between the
Sellers and the Purchaser.

                  (E) Any pre-Closing adjustment to the Purchase Price pursuant to SECTION 2.04(A) and any post-Closing adjustment to the Purchase Price by either USOP or Purchaser pursuant to SECTION 2.04(B) shall be determined in accordance with the following:

                         (i)    there shall be no adjustment to the Purchase
Price under SECTION 2.04(A) to the extent that either the Estimated Working Capital Excess or the Estimated Working Capital Shortfall is equal to or less than three million dollars ($3,000,000) (the "WORKING CAPITAL COLLAR");

                         (ii)   if there is an Estimated Working Capital Excess
greater than the Working Capital Collar, then the Purchase Price paid at Closing shall be increased by an amount equal to the difference between the Estimated Working Capital Excess and the Working Capital Collar;

                         (iii)  if there is an Estimated Working Capital
Shortfall greater than the Working Capital Collar, then the Purchase Price paid at Closing shall be decreased by an amount equal to the difference between the Working Capital Collar and the Estimated Working Capital Shortfall;

                         (iv)   if there has been an adjustment to the Purchase
Price pursuant to SECTION 2.04(E)(ii) and the Closing Date Working Capital is within the Working Capital Range, then the amount by which the Purchase Price was increased pursuant to SECTION 2.04(E)(ii) shall be paid to Purchaser on the Settlement Date from the Escrow Account in accordance with the terms of the Escrow Agreement;

                         (v)    if there has been an adjustment to the Purchase
Price pursuant to SECTION 2.04(E)(iii) and the Closing Date Working Capital is within the Working Capital Range, then Purchaser shall pay to USOP on the Settlement Date the amount by which the Purchase Price was decreased pursuant to SECTION 2.04(E)(iii);

                         (vi)   if there has been an adjustment to the Purchase
Price pursuant to SECTION 2.04(E)(ii) and the Closing Date Working Capital is less than $97,000,000, then on the Settlement Date the Purchaser shall be paid from the Escrow Account in accordance with the terms of the Escrow Agreement the amount by which the Purchase Price was increased pursuant to SECTION 2.04(E)(ii) plus the difference between $97,000,000 and the Closing Date Working Capital;

                         (vii)  if there has been an adjustment to the Purchase
Price pursuant to SECTION 2.04(E)(iii) and the Closing Date Working Capital is greater than $103,000,000, then Purchaser shall pay to USOP on the Settlement Date any amount by which the Purchase Price was decreased pursuant to SECTION 2.04(E)(iii) plus the difference between the Closing Date Working Capital and $103,000,000;

                         (viii) if there was an Estimated Working Capital
Excess or if the Estimated Closing Date Working Capital equals the Minimum Working Capital and the Closing Date Working Capital exceeds the Minimum Working Capital, then to the extent that the difference between the Closing Date Working Capital and the Minimum Working Capital exceeds the Working Capital Collar plus the amount of the increase to the Purchase Price under
SECTION 2.04(E)(ii), if any, then Purchaser shall pay to USOP on the Settlement Date the amount by which (x) the difference between the Closing Date Working Capital and the Minimum Working Capital exceeds (y) the Working Capital Collar plus the amount of the increase to the Purchase Price under SECTION 2.04(E)(ii), if any;

                         (ix)   if there has been an adjustment to the Purchase
Price pursuant to SECTION 2.04(E)(ii) and the Closing Date Working Capital exceeds the Minimum Working Capital by at least the amount of the Working Capital Collar but is less than the amount of the increase to the Purchase Price under SECTION 2.04(E)(ii), then on the Settlement Date the Purchaser shall be paid from the Escrow Account in accordance with the terms of the Escrow Agreement the amount by which (x) the amount of the increase to the Purchase Price under SECTION 2.04(E)(ii) exceeds (y) the difference between the Closing Date Working Capital and the Minimum Working Capital;

                         (x)    if there was an Estimated Working Capital
Shortfall or if the Estimated Closing Date Working Capital equals the Minimum Working Capital and the Closing Date Working Capital is less than the Minimum Working Capital, then to the extent that the difference between the Closing Date Working Capital and the Minimum Working Capital exceeds the Working Capital Collar plus the amount of the decrease to the Purchase Price under
SECTION 2.04(E)(iii), if any, then on the Settlement Date the Purchaser shall be paid from the Escrow Account in accordance with the terms of the Escrow Agreement the amount by which (x) the difference between the Closing Date Working Capital and the Minimum Working Capital exceeds (y) the Working Capital Collar plus the amount of the decrease to the Purchase Price under SECTION 2.04(E)(iii), if any;

                         (xi)   if there has been an adjustment to the Purchase
Price pursuant to SECTION 2.04(E)(iii) and the Closing Date Working Capital is less than the Minimum Working Capital by at least the amount of the Working Capital Collar but is less than the amount of the decrease to the Purchase Price under SECTION 2.04(E)(iii), then on the Settlement Date the Purchaser shall pay to USOP the amount by which (1) the amount of the decrease to the Purchase Price under SECTION 2.04(E)(iii) exceeds (2) the difference between the Closing Date Working Capital and the Minimum Working Capital; and

                         (xii)  in the event that any amount set forth in
clause (iv) through (xi) above, as the case may be, is not paid on the Settlement Date (unless due to the fault of the party who is to receive such payment), the party obligated to make such payment shall also pay to the other party interest on the amount of such payment at a rate of eleven percent (11%) per annum, which shall accrue from the Settlement Date to the date of actual payment.

         Section 2.05 ALLOCATION OF PURCHASE PRICE. Purchaser shall prepare IRS Form 8594 (and, any comparable or similar form under state, local or foreign law) allocating the Purchase Price (including any adjustments pursuant to SECTION 2.04) and the amount of the Assumed Liabilities among the Assets in accordance with Section 1060 of the Internal Revenue Code and shall forward it (within 120 days) after the Closing to USOP for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. USOP and Purchaser will negotiate in good faith to resolve any dispute concerning the allocation. Purchaser and Sellers shall each file with their respective federal income Tax Return for the tax year in which the Closing occurs, IRS Form 8594 (and any comparable or similar form under state, local or foreign law) containing the information agreed upon by the parties pursuant to the immediately preceding sentence. Purchaser agrees to report the purchase of the Assets, and Sellers agree to report the sale of the Assets, on their respective Tax Returns in a manner consistent with the information agreed upon by the parties pursuant to this SECTION 2.05 and contained in its IRS Form 8594 (and any comparable or similar form under state, local or foreign law). Neither Sellers nor Purchaser shall take a position in any Tax Return, Tax proceeding, Tax audit or otherwise inconsistent with the information agreed upon by the parties pursuant to this
SECTION 2.05; PROVIDED, HOWEVER, that nothing contained herein shall require Sellers or Purchaser to contest any proposed deficiency or adjustment by any Taxing authority which challenges such allocation, or exhaust administrative remedies before any Taxing authority in connection therewith, and Sellers and Purchaser shall not be required to litigate before any court (including without limitation the United States Tax Court), any proposed deficiency or adjustment by any Taxing authority which challenges such allocation. Sellers and Purchaser shall give prompt notice to the other of the commencement of any Tax audit or proceeding or the written assertion of any proposed deficiency or adjustment by any Taxing authority which challenges such allocation.

         Section 2.06    TRANSFER TAXES AND APPORTIONED OBLIGATIONS.

                  (A) Purchaser and Sellers shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, and stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable as a direct result of the transactions contemplated hereby ("TRANSFER TAXES"). The Transfer Taxes that become payable as a result of the transfers pursuant to this Agreement and as a result of the sale of the Assets shall be paid 50% by Purchaser and 50% by Sellers. Notwithstanding the foregoing, the Approval Order shall contain a provision that the sale, transfer, assignment and conveyance of the Assets to Purchaser hereunder shall be entitled to the protections afforded under Section 1146(c) of the Bankruptcy Code.

                  (B) All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Assets for any Tax period that includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between the Sellers and Purchaser based on the number of days of such Tax period up to and including the Closing Date and the number of days of such Tax period after the Closing Date. The Sellers shall be liable for the proportionate amount of such Taxes that is attributable to the portion of the Tax period up to and including the Closing Date, and Purchaser shall be liable for the proportionate amount of such taxes that is attributable to the portion of the Tax period beginning after the Closing Date.

                  (C) Apportioned Obligations and Transfer Taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable law. If the party required by applicable law to pay any such Tax is not the party responsible for such Tax under this Agreement, the paying party shall be entitled to reimbursement from the non-paying party.

         Section 2.07    ADJUSTMENT FOR SALES DECLINE.

                  (A) If the Weighted Average Daily Sales (for the Pre-Closing Period) is more than 12.5% but not more than 15% below the Average Daily Sales for the Base Period, then the Purchase Price shall be reduced in accordance with the following formula:

Amount of the Purchase Price adjustment (in dollars) = (Average Daily Sales for the Base Period - Weighted Average Daily Sales for the pre-Closing Period) x 252 x $0.40

(The number 252 represents the number of days that the Business is open for business during a fiscal year.) The Purchase Price adjustment in this SECTION
2.07 shall be in addition to, and separate from, the adjustment contemplated by
SECTION 2.04.

                  (B) If there is a Material Sales Decline, and notwithstanding the fact that such condition may constitute a Material Adverse Change or Material Adverse Effect, provided that the Purchase Price adjustment pursuant to this SECTION 2.07(B) does not exceed $50,000,000, Purchaser shall have the option to elect, in its sole discretion, to waive its right to terminate this Agreement as a result of the Material Sales Decline and instead complete the transactions contemplated by this Agreement with a downward adjustment in the Purchase Price calculated using the formula set forth in
SECTION 2.07(A) above. If Purchaser elects to complete the transactions contemplated by this Agreement pursuant to the terms of this SECTION 2.07(B),
(i) it shall notify Sellers of such election no more than two days following the date on which it receives from Sellers the information required by SECTION 6.04(S), and the Purchase Price adjustment under this SECTION 2.07(B) shall be based upon the information contained therein (without regard to any additional period of time that occurs prior to the Closing); and (ii) the Sellers shall be obligated to complete the transactions in accordance with the terms and conditions of this Agreement. The adjustment under this SECTION 2.07(B) shall be in lieu of, and not in addition to, the adjustment set forth in SECTION 2.07(A) above. If Purchaser elects to complete the transactions contemplated by this Agreement pursuant to the terms of this SECTION 2.07(B), it shall not be entitled to make any indemnity claims against Sellers pursuant to Article 8 in respect of the Material Sales Decline (provided that the information delivered to Purchaser pursuant to Section 6.04(S) is true and correct).

                                   ARTICLE 3.
          REPRESENTATIONS AND WARRANTIES OF USOP AND THE OTHER SELLERS

                  As an inducement to Purchaser and Parent to enter into this Agreement, Sellers hereby make, jointly and severally, as of the date hereof and as of the Closing Date, the following representations and warranties to Purchaser and Parent, except as otherwise set forth in a written disclosure schedule (the "DISCLOSURE SCHEDULE") delivered by Sellers to Purchaser prior to the date hereof and attached hereto, and as updated and replaced in accordance with SECTION 5.05, which contains schedules numbered to correspond to various sections of this ARTICLE 3 and which sets forth certain exceptions to the representations and warranties contained in this ARTICLE 3 and certain other information called for by this Agreement. Unless otherwise specified, (i) each reference in this Agreement to any numbered schedule is a reference to that numbered schedule that is included in the Disclosure Schedule and (ii) no disclosure made in any particular numbered schedule of the Disclosure Schedule shall be deemed made in any other numbered schedule of the Disclosure Schedule unless expressly made therein (by cross-reference or otherwise) or unless, and only to the extent that, it is apparent on the face of such disclosure that such disclosure contains information that also modifies another representation and warranty therein.

         Section 3.01 ORGANIZATION AND GOOD STANDING. Each Seller has been duly incorporated or organized, is validly existing and in good standing under the laws of its respective jurisdiction of organization and has the requisite corporate or other organizational power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted by such Seller. Each Seller is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect.

         Section 3.02 AUTHORIZATION AND EFFECT OF AGREEMENT. Each Seller has the requisite corporate power and authority to execute and to deliver this Agreement, the Ancillary Agreements and the Collateral Agreements (as applicable) to which it will be a party and, in the event the Sale Procedure Order and the Approval Order are entered by the Bankruptcy Court, to perform its obligations hereunder and under such Collateral Agreements and the Ancillary Agreements. The execution and delivery by each Seller of the Collateral Agreements and the Ancillary Agreements to which it will be a party have been (or will be at the time of execution thereof) duly authorized by all necessary corporate or other organizational action on the part of such Seller. The execution and delivery of this Agreement, and in the event the Sale Procedure Order and the Approval Order are entered by the Bankruptcy Court, the performance by each Seller of its obligations hereunder and thereunder and the consummation by each Seller of the transactions contemplated hereby and thereby, have been duly authorized by such Seller's Board of Directors (as applicable) and no other corporate action on the part of any Seller is necessary to authorize the execution and delivery of this Agreement, the Ancillary Agreements, the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby.

                  This Agreement has been duly and validly executed and delivered by each Seller and constitutes a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject
(a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, including, without limitation, for purposes of this representation and warranty being made as of the Closing Date, the discretion of the Bankruptcy Court for so long as the Bankruptcy Court retains jurisdiction over the Chapter 11 Cases, and (b) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and (c) for purposes of this representation and warranty being made as of the date hereof (but not for purposes of this representation and warranty being made as of the Closing
Date), to the commencement of the Chapter 11 Cases and entry of the Approval Order. The Ancillary Agreements and each of the Collateral Agreements, when executed and delivered by USOP or any Seller, as applicable, at the Closing, shall constitute a valid and binding agreement of USOP or such Seller, enforceable against USOP or such Seller in accordance with its terms, subject
(a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization moratorium and similar laws affecting creditors' rights and remedies generally, including, without limitation, the discretion of the Bankruptcy Court for so long as the Bankruptcy Court retains jurisdiction over the Chapter 11 Cases, and (b) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 3.03 NO CONFLICT. The execution and delivery by each Seller of this Agreement and, in the event the Sellers commence the Chapter 11 Cases and Approval Order is entered by the Bankruptcy Court, the execution and delivery of the Ancillary Agreements and the Collateral Agreements and the performance by each Seller of the transactions contemplated by this Agreement, the Ancillary Agreements or such Collateral Agreements, as applicable, will not, (a) conflict with, or result in any violation of, or constitute a default under (except as a result of the Chapter 11 Cases), or, as applicable, give rise to the creation of any Encumbrance upon any of the Assets or to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under, (i) any provision of the certificate of incorporation or bylaws or other applicable constituent documents of any Seller, (ii) any of the terms, conditions or provisions of any Contract by which any Seller is bound and (iii) any Law applicable to or binding on any Seller or any of its respective assets, except in the case of (i), (ii) or (iii), where such conflict, violation, default, termination, cancellation, Encumbrance, acceleration or loss would not have a Material Adverse Effect, (b) materially and adversely affect the ability of Purchaser to own, use or operate the Assets following the Closing in substantially the same manner as the Assets are presently owned, used or operated by any Seller, (c) create any Encumbrance on or any right of any third party to purchase, use or operate, any of the Assets that would result in a Material Adverse Effect or (d) accelerate or trigger any right or obligation of any party under any Assumed Contract that would have a Material Adverse Effect.

         Section 3.04 NO THIRD PARTY OPTIONS. There are no existing agreements, options or commitments granting to any Person the right to acquire any Seller's right, title or interest in or to any of the Assets or any interest therein.

         Section 3.05 CONSENTS AND GOVERNMENTAL APPROVALS. Other than in connection with the Chapter 11 Cases, the entry of the Sale Procedure Order, the entry of the Approval Order, the filing of the Premerger Notification and Report form, and the expiration of the waiting period, under the HSR Act or under SECTION 3.07, no consent, approval, authorization, License, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or any other Person, is required to be made or obtained by any of the Sellers in connection with the execution, delivery and performance of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby where the failure to obtain such consent, approval, License, order, permit, or declaration, or make such filing, registration or notification would not reasonably be expected to have a Material Adverse Effect (each being a "CONSENT").

         Section 3.06 TITLE TO, CONDITION AND SUFFICIENCY OF ASSETS. Each Seller has, and at the Closing such Seller shall convey to Purchaser, good, valid and marketable title to, or valid leasehold interests in, as the case may be, the Assets held by it, free and clear of all Encumbrances other than Permitted Encumbrances. The Assets, constituting tangible property, (i) are in reasonably good operating condition and repair (subject to normal wear) and have been maintained in the ordinary course of business such that the condition of such Assets would not materially and adversely affect the ability of Purchaser to own or use the Assets or operate the Business and (ii) are usable in the regular and ordinary course of business. The Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to Closing. After the Closing, there will be no assets held by, or services performed by, USOP or any other Seller that relate to the Business, other than Excluded Assets and assets and services provided for in the Transition Services Agreement.

         Section 3.07 ASSUMED CONTRACTS. The Assumed Contracts are valid and enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity. No Seller is, and, to the knowledge of the Seller, no other party thereto is, in material default in the performance, observance or fulfillment of any obligation under any Assumed Contract (other than payments or amounts due thereunder, which shall be paid or discharged by USOP at or prior to the Closing), and, to the knowledge of the Seller, no event has occurred, which with or without the giving of notice or lapse of time or the occurrence of any event, condition or circumstance would constitute a material default thereunder. None of the Assumed Contracts requires the consent of any party to its assignment to the Purchaser in connection with the transactions contemplated hereby except as set forth on SCHEDULE 6.04(I).

         Section 3.08    FINANCIAL STATEMENTS.

                  (A) Attached as SECTION 3.08(A) OF THE DISCLOSURE SCHEDULE are true and complete copies of (i) the Annual Financial Statements and (ii) the Interim Financial Statements. Except as set forth in the notes thereto, all such financial statements were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods covered thereby, subject to, in each case the absence of footnotes and in the case of the Interim Financial Statements, normally recurring year-end adjustments (the effect of which is not expected to be material individually or in the aggregate).

                  (B) None of the Sellers has any material Liabilities relating to the Business that would be required under GAAP to be reflected in financial statements (including, without limitation, in footnotes thereto) other than (i) Liabilities reflected on the Interim Financial Statements (ii) Liabilities disclosed on SCHEDULE 3.08(B), or (iii) current Liabilities incurred since December 30, 2000 in the ordinary course of business (none of which is a Liability resulting from breach of contract, breach of warranty, tort, infringement or other Claim), consistent with each Seller's past practice.

         Section 3.09 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 30, 2000, (x) each Seller and the Business have been operated in the ordinary course of business consistent with past practice in all material respects with reasonable efforts to preserve the Business intact, to keep available the services of the Personnel and to preserve (in the good faith judgment of the Sellers within the context of the Chapter 11 Cases) the goodwill of each Seller's suppliers, customers and others having business relations with such Seller; and (y) there has been no Material Adverse Change. Without limiting the generality of the foregoing, since December 30, 2000, and with respect to the Business there has been no:

                  (A)      (i)    increase in the compensation payable or to
become payable by each Seller to any of their respective Personnel, except for normal periodic increases in the ordinary course of business consistent with past practice (in any event not exceeding 5% of base compensation), (ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of their Personnel other than pursuant to existing plans, (iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to or adopted by any Seller for any of their Personnel except pursuant to the existing Employee Plans described in SECTION 3.16 OF THE DISCLOSURE SCHEDULE, (iv) new employment agreement entered into which any Seller is a party other than in the ordinary course of business consistent with past practice; or (v) compensation and retention plans for management entered into in connection with the Chapter 11 Cases, except as set forth on SECTION 3.09 TO THE DISCLOSURE SCHEDULE;

                  (B) addition to or modification of the Employee Plans applicable to the Business or the Personnel other than (i) contributions made in accordance with the normal practices of each Seller or (ii) the extension of coverage to Personnel of each Seller who became eligible after December 30, 2000;

                  (C) sale, assignment or transfer of any material assets of any Seller relating to the Business other than the sale of Inventory in the ordinary course of business;

                  (D) waiver of any rights of substantial value to any Seller that constitute Assets;

                  (E) cancellation, termination or amendment of any Material Contract, License set forth on SECTION 3.12 OF THE DISCLOSURE SCHEDULE or other instrument material to the Business that adversely affects the Sellers or the Business in any material respect;

                  (F) capital expenditure or any incurring of Liability therefor by Sellers, other than capital expenditures in accordance with approved capital expenditure plans, which involve payments that do not individually exceed $250,000;

                  (G) change in accounting methods or practices by Sellers except such changes required as a result of the Chapter 11 Cases;

                  (H) revaluation by Seller of any of their respective assets or properties, including without limitation, writing off notes receivable or accounts receivable, but excluding the write-off of goodwill and rebates receivable;

                  (I) damage, destruction or Loss (whether or not covered by insurance) materially and adversely affecting the Assets or the Business;

                  (J) execution, termination, or material amendment of any lease for real or personal property by any Seller involving annual payments in excess of $50,000;

                  (K) payments or any other consideration to customers or suppliers, other than payments under, and in accordance with the terms of, Contracts in effect on the date hereof and other payments in the ordinary course of business consistent with past practice;

                  (L) mortgage or pledge, or any Encumbrance (other than any Permitted Encumbrance, the Amended and Restated Guarantee and Collateral Agreement dated February 2, 2001 between USOP and various lenders, and any Security and Pledge Agreements of USOP and its Subsidiaries executed in connection with the Chapter 11 Cases) on any material Asset or group of Assets that are material in the aggregate; or

                  (M) any agreement by any Seller to do any of the foregoing.

         Section 3.10 LITIGATION. SECTION 3.10 OF THE DISCLOSURE SCHEDULE identifies and contains a brief description of (a) any Governmental Order, other than orders entered by the Bankruptcy Court relating to the Business or the Assets, and (b) any Action, other than the Chapter 11 Cases, relating to or affecting the Business or the Assets or the transactions described herein or contemplated hereby that is currently (i) pending or (ii), to the knowledge of the Sellers, threatened and would reasonably be expected to have a Material Adverse Effect if adversely determined. No Seller is in default with respect to any Action or Governmental Order and there are no unsatisfied judgments or awards against any Seller or any of the Assets.

         Section 3.11 COMPLIANCE WITH LAWS. Each Seller conducts, and at all times since being acquired by USOP or any of its Subsidiaries has conducted, the Business in compliance in all material respects with all applicable Laws. No Seller has received any written notice to the effect that with respect to the operation of the Business or the ownership of the Assets
(i) such Seller is not currently in material compliance with any applicable Laws or (ii) any currently existing circumstances are likely to result in a failure of such Seller to comply with, or a violation by such Seller of, any Laws, except where such non compliance or violation would not constitute a Material Adverse Effect. With respect to the Business, no Seller has, since being acquired by USOP or any of its Subsidiaries, conducted any internal investigation with respect to any actual, potential or alleged material violation of any Law by a Seller, or any of its Personnel that would reasonably be expected to have a Material Adverse Effect.

         Section 3.12 LICENSES. SECTION 3.12 OF THE DISCLOSURE SCHEDULE sets forth a true and correct list of each of the material Licenses held by each Seller or issued by any Governmental Authority with respect to the operation of the Business or the use or ownership of any of the Assets. Such Licenses constitute all of the material Licenses required for the conduct of the Business in compliance with Law as presently conducted. Each such License is valid, binding and in full force and effect and no Seller is in default (or with the giving of notice or lapse of time or the occurrence of any other condition, event or circumstance, would be in default) under any such License in any material respect. There are no Actions or any other proceedings pending, nor to the knowledge of any Seller, threatened, that seek the revocation, cancellation, suspension or adverse modification of any such material License. All required filings with respect to such Licenses have been timely made and all required applications for renewal thereof have been timely filed, except for such filings or applications the failure of which to timely make would not have a Material Adverse Effect.

          Section 3.13     MATERIAL CONTRACTS.

                  (A) SECTION 3.13 OF THE DISCLOSURE SCHEDULE lists the following Contracts relating to the Business to which USOP or any other Seller is a party or by which any of them or their assets may be bound (collectively, the "MATERIAL CONTRACTS") in effect as of the date of this Agreement:

                           (i)    any Contract (or group of related Contracts
between the same parties) that the Seller reasonably anticipates will involve annual payments by or to the Seller of more than $200,000;

                           (ii)   any Contract containing covenants limiting
the freedom of the Seller to engage in any line of business or compete with any Person;

                           (iii)  any distribution, franchise, license, sales,
commission, consulting agency or advertising Contracts (or group of related Contracts between the same parties) which the Seller reasonably anticipates will involve annual payments by or to the Seller of more than $100,000 if any such Contract is not cancelable by the Seller on thirty (30) calendar days' or less notice without payment, increased cost or penalty;

                           (iv)   any Contract (or group of related Contracts)
(a) relating to Indebtedness of any Seller, (b) under which any Seller has granted, or may grant, an Encumbrance on any of its Assets or (c) under which any Seller has incurred any obligations for any performance bonds, payment bonds, bid bond, surety bonds or other instruments posted or deposited by or for the benefit of any Seller in connection with the Business;

                           (v)    any Contract (or group of related Contracts
between the same parties), including without limitation any Contract (or group of related Contracts between the same parties) that shall be executed between the date hereof and Closing, relating to the sale or disposition of Assets of any Seller (other than the sale of Inventory in the ordinary course of business);

                           (vi)   any Contract to which any Zone Managing
Director, Zone President, officer or director of any Seller is bound which in any manner purports to (a) restrict such Zone Managing Director's, Zone President's, officer's or director's freedom to engage in any line of business or any business activity or to compete with any other Person or to use any information, or (b) assign to any other Person rights to any material invention, improvement, or discovery by such Zone Managing Director, Zone President, officer or director;

                           (vii)  any Contract relating to registered
trademarks, service marks, logos, corporate names, protected models, designs, created works, trade names or other trade rights of the Sellers;

                           (viii) any joint venture Contract, partnership
agreement, limited liability company opFerating agreement or other Contract (however named) relating to the Assets or the Business involving a sharing of profits, losses, or Liabilities by any Seller with any other Person;

                           (ix)   any Contract providing for payments to or by
any Person or entity based on sales, purchases or profits, other than direct payments for goods, that the Seller reasonably anticipates will involve annual payments by or to the Seller of more than $150,000;

                           (x)    any Contract (or group of related Contracts
between the same parties) providing for capital expenditures after the date hereof in an amount in excess of $250,000 annually;

                           (xi)   any written warranty, guaranty or other
similar undertaking with respect to contractual performance extended by the Seller other than with respect to Inventory sold in the ordinary course of business that Seller reasonably anticipates will involve an aggregate obligation in excess of $50,000;

                           (xii)  any Contract (or group of related Contracts
between the same parties) not entered into in the ordinary course of business consistent with past practice or under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on the Sellers or the Business.

Each Seller has delivered or made available to Purchaser, or will deliver to Purchaser, or will make available to Purchaser at USOP's headquarters in Washington, D.C., at or prior to the delivery of the Final Disclosure Schedule, true, correct and complete copies of all of the Material Contracts listed on
SECTION 3.13(A) OF THE DISCLOSURE SCHEDULE, including all amendments and supplements thereto.

                  (B) All outstanding purchase orders issued to Sellers by customers for goods or services were issued in the ordinary course of business and contain terms and conditions consistent with past practice.

         Section 3.14      REAL PROPERTY.

                  (A)      (i)    SECTION 3.14(A)(i) OF THE DISCLOSURE
SCHEDULE describes and lists the name of the record owner of all real property used in the Business and now owned by any Seller (the "OWNED REAL PROPERTY"). Each of the Sellers has good and marketable fee simple title to all of the Owned Real Property owned by it, free and clear of all Encumbrances except for Permitted Encumbrances. There are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person an option, right of first refusal or other right to purchase, or the exclusive right to use or occupy or enjoy any of the Owned Real Property, nor is any Person other than Sellers currently in possession or occupancy of any Owned Real Property, except as shown on
SCHEDULE 3.14(A)(i).

                           (ii)   All Improvements owned, leased, or used by
each Seller on the Owned Real Property are in reasonably good condition and repair in all material respects (normal wear and tear excepted), and such Improvements (including their rooftops and building systems) are, to the knowledge of the Sellers, free from material structural defects. Each Seller has obtained all material Licenses required to be obtained by it from any Governmental Authority having jurisdiction over any of the Owned Real Property required for the ownership, occupancy and use of any of the Owned Real Property by the Seller in the operation of the Business as currently conducted, and any agreement, easement or other right from any other Person, necessary to permit the permanent lawful use and operation of the Improvements and the Owned Real Property or any driveways, roads and other means of egress and ingress to and from any of the Owned Real Property and each such permit, agreement, easement or other right is in full force and effect, and there is no pending, or to the knowledge of the Sellers, threatened proceeding which could result in the modification or cancellation thereof except, in each case, for deviations from the foregoing which would not reasonably be expected to materially impair the continued use of such Owned Real

Property for the use currently being made thereof. No Improvement, or the operation or maintenance thereof, violates any restrictive covenant or easement, the cure or discontinuance of which violation would materially impair the continued use of such Owned Real Property by the Seller for the use currently being made thereof.

                           (iii)  To Seller's knowledge, the Owned Real
roperty and the Improvements are sufficiently supplied in all material respects with utilities and other services as necessary for the operation of such Owned Real Property and Improvements as currently operated, including adequate water, storm and sanitary sewer, gas, and electricity. No improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Owned Real Property.

                           (iv)   No Seller has received written notice of any
special assessment in an amount greater than $150,000, individually or in the aggregate, relating to any Owned Real Property or any portion thereof, and to the knowledge of the Sellers, no such special assessment is pending or threatened. There are no pending or, to the knowledge of the Sellers, threatened condemnation proceedings with respect to any of the Owned Real Property.

                           (v)    Prior to the date hereof, each Seller has
delivered to Purchaser true and correct copies of all title reports, title policies and surveys with respect to any of the Owned Real Property.

                           (vi)   All Owned Real Estate Property and the
Improvements thereon, as well as the use thereof, comply with applicable zoning laws and Sellers are not a nonconforming user pursuant to any of such laws.

                           (vii)  No Owned Real Property or Improvement
thereon has suffered any fire or other casualty loss that has not been fully repaired and restored to its original condition prior to the date hereto.

                           (viii) No portion of the Owned Real Property is
located in a special flood hazard area as designed by any federal governmental authorities.

                           (ix)   All roads bounding the Owned Real Property
are public roads and the deeds contemplated by SECTION 6.02 are the only instruments necessary to convey to Purchaser full access to such roads free and clear of any liens and encumbrances, except for the Permitted Encumbrances.

                           (x)    No Seller is a party to or otherwise bound
by any leasing commission or brokerage agreements with respect to any Owned Real Property or Assumed Leases (hereinafter defined) for which Parent or Purchaser or any of their Affiliates will have any liability.

                           (xi)   The Owned Real Property consists of
sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service to permit the use thereof in the manner and for the material purposes to which it is presently devoted and is otherwise suitable and adequate in all material respects for its current use, operation and occupancy.

                  (B)      (i)    SECTION 3.14(B)(i) OF THE DISCLOSURE
SCHEDULE lists all real property (including all land and buildings) which is leased by any Seller as lessee or sublessee (the "LEASED REAL PROPERTY"). The Sellers have delivered or made available to Purchaser complete and accurate copies of the written leases and subleases for all Leased Real Property, including all amendments and modifications pursuant to which the Sellers lease the Leased Real Property (the "ASSUMED LEASES"). Except as disclosed in SECTION 3.14(B)(ii) OF THE DISCLOSURE SCHEDULE, no Seller has received notice of, or has knowledge of, condemnation or eminent domain proceedings pending or threatened against any Leased Real Property. Except as disclosed in SECTION 3.14(B)(ii) OF THE DISCLOSURE SCHEDULE, no Seller has received any notice from any city, village or other Governmental Authority of, or otherwise has any knowledge of, any zoning, ordinance, building, fire or health code or other legal violation in respect of any Leased Real Property, other than violations which have been corrected or which, individually or in the aggregate, would not have a Material Adverse Effect. Other than for exceptions to the following which are set forth in SECTION 3.14(B)(ii) OF THE DISCLOSURE SCHEDULE:

                                  (a)   Each Seller has good, marketable and
                           insurable title to the Leased Real Property pursuant to the Assumed Leases, the Assumed Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms;

                                  (b)   No material amount payable under any
                           Assumed Lease is past due beyond any applicable cure period except those contested as due and owing under a lease;

                                  (c)   Each Seller is in compliance in all
                           material respects with all covenants, commitments and obligations on its part to be performed or observed under such Assumed Lease and is not aware of the failure by any other party to such Assumed Leases to comply in all material respects with all of its commitments and obligations;

                                  (d)   No Seller has received any written
                           notice (i) of a material default (which has not been cured), offset or counterclaim under any Assumed Lease, or any other communication calling upon it to comply with any provision of any Assumed Lease or asserting noncompliance therewith or asserting that any Seller has waived or altered its rights thereunder, and to Sellers' knowledge no event or condition has happened or presently exists which constitutes a material default or, after notice or lapse of time or both, would constitute a material default under any Assumed Lease on the part of any Seller or on the part of any other party, or (ii) of any Action against any party under any Assumed Lease which if adversely determined would result in such Assumed Lease being terminated or cut off; and

                                  (e)   No Seller has subleased, assigned,
                           mortgaged, pledged or otherwise encumbered its interest under any Assumed Lease or entered into any license, sublease or occupancy agreement with respect to any Leased Real Property, nor has any such party entered into any agreement or commitment to take any such action.

                           (ii)   Each Leased Real Property (a) is in good
operating condition and repair and is structurally sound, with no material alterations or repairs being required thereto under the terms of the relevant lease or sublease, applicable law or insurance company requirements; and (b) to Seller's knowledge, consists of sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service to permit the use thereof in the manner and for the material purposes to which it is presently devoted. Except as set forth in SCHEDULE 3.14(B)(ii), the Sellers are in exclusive possession and occupancy of the Leased Real Property and no Leased Real Property is subject to any third party rights or encumbrances other than the rights of the lessors under the Assumed Leases. There are no pending or, to the Seller's knowledge, threatened proceedings regarding the amount of the Taxes on each Seller's leasehold interest in the Leased Real Property, or relating to condemnation of any portion thereof or impact fees, special assessments or similar matters with respect thereto. No material work is required to be performed on any Leased Real Property in order to bring such property into compliance with any Assumed Lease, law or insurance company requirement.

                  (C) The Owned Real Property and the Leased Real Property are all of the real property used in the Business as currently conducted, plus shared facilities described in SCHEDULE 3.14(B)(e). No Seller owns or holds, or is obligated under or a party to, any contractual agreement to purchase, acquire, sell, assign or dispose of any real property or interest therein, nor to lease any real property not shown on SCHEDULE 3.14(B)(i), other than in ordinary course of business.

         Section 3.15 INTELLECTUAL PROPERTY RIGHTS. SECTION 3.15 OF THE DISCLOSURE SCHEDULE lists each material patent, registered and unregistered trademark, service mark, trade dress, logo, trade name, copyright, mask work and registration or application for any of the foregoing owned or held by each Seller and used in the conduct of the Business. The Intellectual Property constitutes all of the material intellectual property necessary to conduct the Business in the manner presently conducted. None of the Intellectual Property owned or used by Sellers is the subject of any pending or, to the knowledge of USOP or any other Seller, threatened Action. No other Person, to the knowledge of the Sellers, (i) has the right to use any of the Intellectual Property used in the conduct of the Business or (ii) is infringing upon any Intellectual Property owned by the Sellers, or which has been developed by the Sellers for its proprietary use, and in each case used in the conduct of the Business. No Seller's use of the Intellectual Property in the conduct of the Business is infringing upon or otherwise violating the rights of any other Person. No proceedings have been instituted against or notices received by any Seller that are presently outstanding alleging that the Seller's use of the Intellectual Property used in the conduct of the Business infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property.

         Section 3.16      EMPLOYEE BENEFIT MATTERS.

                  (A) DISCLOSURE; DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. SECTION 3.16(A) OF THE DISCLOSURE SCHEDULE contains a complete list of Employee Plans other than oral Benefit Arrangements which are immaterial individually or in the aggregate. Except as set forth on Schedule 3.16(A), USOP has, or has caused each Seller to have delivered or made available to Purchaser a true and complete set of copies of (i) all Employee Plans and related trust agreements, annuity contracts or other funding instruments; (ii) the latest IRS determination letter obtained with respect to any such Employee Plan qualified or exempt under Section 401 or 501 of the Internal Revenue Code; (iii) Forms 5500 and certified financial statements for the most recently completed three fiscal years for each Employee Plan required to file such form, together with the most recent actuarial report, if any, prepared by the Employee Plan's enrolled actuary; (iv) all summary plan descriptions for each Employee Plan required to prepare, file and distribute summary plan descriptions; and (v) the form of notification to employees of the Business of their rights under Section 4980B of the Internal Revenue Code.

                  (B) REPRESENTATIONS. Except as set forth in SECTION 3.16(B) OF THE DISCLOSURE SCHEDULE:

                           (i)    PENSION PLANS

                                  (a)   Neither the Seller nor any ERISA
Affiliate sponsors, maintains, contributes to, nor is the Seller nor any ERISA Affiliate required to contribute to, nor has the Seller nor any ERISA Affiliate (while affiliated with USOP) ever contributed to, or been required to contribute to, a Pension Plan which is subject to title IV of ERISA or
Section 412 of the Internal Revenue Code.

                                  (b)   Each Pension Plan that is intended to
be qualified under Section 401 of the Internal Revenue Code and each related trust agreement, annuity contract or other funding instrument has been determined by the IRS to be qualified and tax-exempt under the provisions of Internal Revenue Code Sections 401(a) and 501(a).

                                  (c)   Each Pension Plan and each related
trust agreement, annuity contract or other funding instrument is in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including without limitation ERISA and the Internal Revenue Code.

                           (ii)   MULTIEMPLOYER PLANS. There are no
Multiemployer Plans, and neither the Seller nor any ERISA Affiliate (while affiliated with USOP) has ever maintained, contributed to, participated or agreed to participate in a Multiemployer Plan.

                           (iii)  WELFARE PLANS.

                                  (a)   Each Welfare Plan which covers
employees or former employees of any Seller (with respect to their relationship with such entities) has been maintained, and presently is, in material compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the Internal Revenue Code.

                                  (b)   Sellers do not provide retiree, life
or medical benefits coverage other than as required by law.

                                  (c)   Each Welfare Plan which is a "group
health plan," as defined in Section 607(1) of ERISA, is in material compliance with the provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Internal Revenue Code.

                           (iv)   BENEFIT ARRANGEMENTS. Each Benefit
Arrangement is in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including, without limitation, the Internal Revenue Code.

                           (v)    LITIGATION. There is no action, order, writ,
injunction, judgment or decree outstanding or Claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending or, to the knowledge of the Seller, threatened or anticipated against the Seller or any ERISA Affiliate other than routine claims for benefits.

                           (vi)   UNPAID CONTRIBUTIONS. Each Seller or its
ERISA Affiliate has made all required contributions under each Employee Plan for all prior periods or proper accruals have been made and are reflected on the appropriate balance sheet and Books and Records of the Seller. No Employee Plan is subject to any tax under Section 511 of the Internal Revenue Code.

                           (vii)  PARACHUTE PAYMENTS. There is no contract,
agreement, plan or arrangement covering any employee or former employee of the Seller that, individually or collectively, provides for the payment by any Seller of any amount that is an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code as a result of Purchaser's acquisition of the Business.

                           (viii) NO AMENDMENTS. No Seller or any ERISA
Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of the Business or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Business.

                           (ix)   NO OTHER MATERIAL LIABILITY. No event has
occurred in connection with which Purchaser or any Employee Plan, directly or indirectly, could be subject to any material Liability (A) under any statute, regulation or governmental order relating to any Employee Plans or (B) pursuant to any obligation of the Seller or any ERISA Affiliate to indemnify any person against Liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

                           (x)    NO ACCELERATION OR CREATION OF RIGHTS.
Neither the execution and delivery of this Agreement nor any of the Collateral Agreements by USOP or the other Sellers, as applicable, nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights of any Employee to benefits under any Employee Plan (including, without limitation, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

         Section 3.17 LABOR MATTERS. (i) no Seller has entered into any severance or similar arrangement in respect of any present employee of the Seller that will result in any obligation (absolute or contingent) of Purchaser to make any payment to any present employee of the Seller following termination of employment or upon a change of control of the Seller; (ii) within the preceding 12 months, no Seller has engaged in any unfair labor practice and there are no complaints against the Seller pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of any Seller; (iii) no Seller is a party to, or a participant in any negotiation of, any collective bargaining agreement or other labor agreement with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under federal, state or local laws, customs or practice; (iv) within the preceding 12 months, there have been no representation questions, arbitration proceedings, labor strikes, slow downs or stoppages, grievances or other labor disputes pending or, to the knowledge of the Seller, threatened with respect to the employees of the Seller, and no Seller has experienced any attempt by organized labor to cause the Seller to comply with or conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover any or all of its employees; and (v) each Seller is complying in all material respects with all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings (hereinafter collectively referred to as the "EMPLOYMENT LAWS"), except for such noncompliance as is unlikely to result in any material liability to Purchaser.

         Section 3.18 SUBSIDIARIES. SECTION 3.18 OF THE DISCLOSURE SCHEDULE sets forth the name of each Subsidiary of USOP (whether owned, directly or indirectly, through one or more intermediaries) engaged in the Business. The following information for each Subsidiary is set forth in
SECTION 3.18 OF THE DISCLOSURE SCHEDULE, if applicable: (i) its name and jurisdiction of incorporation or organization, (ii) each jurisdiction in which the conduct of each Subsidiary's business, the ownership or lease of its properties, require it to be so qualified, and (iii) the location and description (listed under each Subsidiary) of each (x) Owned Real Property or
(y) Leased Real Property used in the Business by each Subsidiary.

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         Section 3.19      ENVIRONMENTAL MATTERS.

                  (A) (i) Each Seller is and at all times has been in compliance with all Laws relating to health, safety, pollution or the environment (including, without limitation, the Handling of Substances or the presence of Substances on, under or from any real property) ("ENVIRONMENTAL LAWS"), and (ii) each Seller is in compliance with all of their Licenses issued under Environmental Laws.

                  (B) No Seller has received any written request for information, or been notified that it is a potentially responsible party, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar state, local or foreign law with respect to the Handling of Substances or to any real property, Facility, or any other location used in connection with the Business of the Seller.

                  (C) No Seller has received any written notice of any violation or alleged violation of any Environmental Law.

                  (D) There are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending or, to the Seller's knowledge, threatened, relating to compliance with or Liability under any Environmental Laws affecting the Seller.

                  (E) None of the Owned Real Property or Leased Real Property is listed or, to the knowledge of the Seller, proposed for listing on the "National Priorities List" under CERCLA, or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency, as updated through the Closing Date, or any similar state list of sites requiring investigation or cleanup.

                  (F) There is no Substance that may pose any material risk to safety, health or the environment at, on, under, or migrating from any real property owned, leased or operated by each Seller, currently or in the past, and there has heretofore been no spillage, discharge, release or disposal of any such Substance at, on, or under such property in any amount and of a nature which could reasonably be expected to result in material Liability to the Seller.

         Section 3.20      TAX MATTERS.

                  (A) USOP and each other Seller (hereinafter sometimes referred to collectively as the "TAXPAYERS" or individually as a "TAXPAYER") have duly filed with the appropriate Tax authorities all material Tax Returns required to be filed by each of them, and such Tax Returns are true, complete, and correct in all material respects.

                  (B) Each Taxpayer has duly paid in full all material Taxes that are due and payable by such Taxpayer, on or before the Closing Date.

                  (C) There is no audit or other matter in controversy with respect to any material Taxes due and owing by any Taxpayer, and there is no Tax deficiency or Claim assessed or, to the knowledge of Sellers, proposed or threatened against any Taxpayer, other than in respect of any such audit, controversy, deficiency, assessment, or proposed assessment that is being contested in good faith, for which adequate reserves have been established in accordance with GAAP, and which is set forth on SECTION 3.20 OF THE DISCLOSURE SCHEDULE;

                  (D) Each Taxpayer has withheld all material Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been duly paid to the proper Governmental Authority or set aside in accounts for such purpose;

                  (E) No material Claim has been made by an authority in a jurisdiction where a Taxpayer does not file Tax Returns that such Taxpayer is or may be subject to taxation by that jurisdiction;

                  (F) None of the Assets of the Taxpayers (i) are required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Internal Revenue Code, (ii) secures any debt the interest on which is tax-exempt under Internal Revenue Code Section 103(a), or (iii) is tax-exempt use property within the meaning of Internal Revenue Code Section 168(h);

                  (G) Any Seller that is a limited liability company which is not disregarded as an entity separate from USOP for United States federal and state income tax purposes is treated, and has been treated since its formation, as a partnership, and is not, and has never been, treated as an association taxable as a corporation for United States federal and state income tax purposes; and

                  (H) The representations and warranties set forth in subsections (A), (B), (C), (D) and (E) of this SECTION 3.20 are not applicable to the extent that the Assets cannot be made subject to Encumbrances for Taxes and Purchaser cannot be made liable for Taxes relating to the matters constituting breaches of such representations and warranties.

                  (I) There are no material Encumbrances for Taxes (other than for current Taxes not yet due and payable) on the Assets.

         Section 3.21 INSURANCE. The Sellers maintain insurance coverage customary for business similar in scope and size to the Business.

         Section 3.22      CUSTOMERS, DISTRIBUTORS AND SUPPLIERS.

                  SECTION 3.22 OF THE DISCLOSURE SCHEDULE sets forth a complete and accurate list of the names of USOP-NA's (taken as a whole) (i) twenty-five
(25) largest customers for the fiscal years ended April 24, 1999 and April 29, 2000, as well as year-to-date (through January 27, 2001), showing the approximate aggregate total sales in dollars by USOP-NA to each such customer during each such period; and (ii) twenty-four (24) largest suppliers for the fiscal years ended April 24, 1999 and April 29, 2000, as well as year-to-date (through January 27, 2001), showing the approximate aggregate total purchases in dollars by USOP-NA (taken as a whole) from each such supplier during each such period.

         Section 3.23 AFFILIATE TRANSACTIONS. No director, officer, senior manager or Affiliate of any Seller or member of any such Person's immediate family (as defined in Instruction 2 to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended) owns a greater than 10% beneficial interest in any material property used by the Sellers or is a party (or the beneficial owner of a 10% or greater interest in a party) to any agreement, contract, commitment or transaction with the Seller that involves an amount in excess of $100,000.

         Section 3.24      ACCOUNTS RECEIVABLE AND REBATES RECEIVABLE.

                  (A) The accounts receivable, unbilled invoices, and other debts relating to the Business due or recorded in the records and books of account of each Seller as being due to the Seller (i) represent bona fide claims of such Seller for sales made, services performed or other valid consideration and will require no other performance by such Seller to render them valid and enforceable and (ii) are, subject to the reserves reflected on the Closing Date Balance Sheet, current and collectible in the ordinary course of business and in any event not later than ninety (90) days after the Closing Date, and none of such accounts receivable or other debts is subject to any counterclaim or set-off except to the extent of any such reserve. Since April 29, 2000, with respect to the Business, no Seller has made any material change in its credit policies, nor has it materially deviated therefrom.

                  (B) The rebates receivable relating to the Business due or recorded in the records and books of account of each Seller as being due to the Seller (i) represent bona fide claims of such Seller for such rebates and require no other performance by such Seller to render them valid and enforceable and (ii) are current and collectible in the ordinary course of business, and none of such rebates receivable or other debts is subject to any counterclaim or set-off.

         Section 3.25 INVENTORY. All of the Inventory of the Business is owned by the Sellers free and clear of all Encumbrances except for Permitted Encumbrances, and such Inventory does not consist of any material amount of items that are slow-moving, obsolete, damaged or unsalable and do not consist of any items held on consignment. Except for any reserve for slow-moving, obsolete, damaged or unsalable Inventory reflected on the Annual Financial Statements and the Interim Financial Statements and each item of Inventory reflected thereon had a book value as reflected on such financial statements equal to the lesser of the Seller's actual cost for such item of Inventory and the fair market value for such item of Inventory as of the date of such financial statements.

         Section 3.26 PROHIBITED PAYMENTS. No Seller has, directly or indirectly, (a) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction, (b) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the Books and Records of such Seller for any reason, (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office or (d) paid or delivered any fee, commission or any other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the Assets or the Business that such Seller knows or has reason to believe to have been illegal under any federal, state or local laws (or any rules or regulations thereunder) of the United States or any other country having jurisdiction.

         Section 3.27 BANKING RELATIONSHIPS. With respect to the Business, SCHEDULE 3.27 sets forth a complete and accurate description of all arrangements that each Seller has with any banks, savings and loan associations or other financial institutions providing for any accounts, including, without limitation, checking accounts, cash contribution accounts, safe deposit boxes, borrowing arrangements, certificates of deposit or otherwise (collectively, the "BANK ASSETS"), indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of such Seller in respect of any of the foregoing. No person holds any power of attorney or similar authority from any Seller with respect to such accounts.

         Section 3.28 BROKERS. Except as set forth in SCHEDULE 3.28, no Broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of USOP, any Seller or any of their Affiliates for which Parent or Purchaser or any of their Affiliates will have any Liability.

         Section 3.29 FULL DISCLOSURE. No representation or warranty made by any Seller in this Agreement and the Final Disclosure Schedule (when the Final Disclosure Schedule is delivered to and accepted by the Parent and the Purchaser pursuant to SECTION 5.05(B)) attached to the Agreement or delivered by any Seller at the Closing to Purchaser in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statement contained herein not misleading.

                                   ARTICLE 4.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

                  Parent and Purchaser jointly and severally represent and warrant to the Sellers as of the date hereof and as of the Closing Date as follows:

         Section 4.01      ORGANIZATION AND AUTHORITY OF PARENT AND PURCHASER.

                  (A) Parent and Purchaser are each a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and have all necessary organizational power and authority to enter into this Agreement, the Ancillary Agreements and into each Collateral Agreement (as applicable) to which they are a party, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Purchaser of this Agreement, the Ancillary Agreements and of each Collateral Agreement (as applicable); the performance by Parent and Purchaser of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action (including, without limitation, the requisite approval of any stockholder of Parent and Purchaser) on the part of Parent and Purchaser. This Agreement has been, and the Ancillary Agreements and each Collateral Agreement to which either Parent or Purchaser is a party shall be, duly executed and delivered by Parent or Purchaser, as applicable, and constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfers and obligations or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity.

         Section 4.02 NO CONFLICT. Except as set forth on SCHEDULE 4.02, the execution and delivery of this Agreement, the Ancillary Agreements and the Collateral Agreements by Parent and Purchaser does not or will not (as applicable), and the performance by Parent and Purchaser of the transactions contemplated by this Agreement, the Ancillary Agreements and such Collateral Agreements will not, conflict with, or result in any violation of, or constitute a default under (a) any provision of the certificate of incorporation or bylaws or any organizational document of Parent or Purchaser,
(b) any of the terms, conditions, or provisions of any material agreement or other material document by which Parent or Purchaser is bound, or (c) any Law or order applicable to or binding on Parent or Purchaser. Except as set forth in SCHEDULE 4.02, and except for the Approval Order and the expiration of the waiting period under the HSR Act, no Consent is required to be obtained, made or given (whether pursuant to applicable Law, contract or otherwise) in connection with the execution and delivery of this Agreement by Parent and Purchaser or the performance by Parent and Purchaser of the transactions contemplated hereby.

         Section 4.03 LEGAL PROCEEDINGS. There are no Governmental Orders outstanding and no Actions pending, or to the knowledge of Parent or Purchaser, threatened against, relating or affecting Parent or Purchaser, or any of their assets or properties which could reasonably be expected to result in the issuance of a Governmental Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Ancillary Agreements or by any of the Collateral Agreements or which could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, Ancillary Agreements or any of the Collateral Agreements or the ability of Parent and Purchaser or to perform their obligations hereunder or thereunder.

         Section 4.04 BROKERS. No Broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Purchaser or any of their Affiliates for which any Seller or any of its Affiliates will have any Liability.

         Section 4.05 FINANCING. Parent and Purchaser have delivered to USOP a complete and correct executed copy of the letter (the "FINANCING LETTER") issued in connection with the financing of the transaction contemplated hereby. The financing described in the Financing Letter shall be referred to herein as the "FINANCING."

                                   ARTICLE 5.
                              ADDITIONAL COVENANTS

         Section 5.01      CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

                  (A) Between the date of this Agreement and the Closing Date, each Seller shall conduct the Business in the ordinary course and consistent with past practice except to the extent prohibited by the Bankruptcy Court or as otherwise specified in this Agreement. Without limiting the generality of the foregoing, except (x) for such actions as are expressly contemplated by this Agreement, and (y) as described in SECTION 5.01 OF THE DISCLOSURE SCHEDULE, without the prior written consent of Purchaser, with respect to the Business, USOP shall not, and shall cause each other Seller not to:

                           (i)    change any accounting methods, principles or
practices or make any Tax election;

                           (ii)   revalue any of the Assets, including,
without limitation, writing off receivables or reserves but excluding the write-off of goodwill and rebates receivable, other than in the ordinary course of business;

                           (iii)  establish or increase the benefits payable
under any Pension Plan or Welfare Plan, or otherwise increase the compensation payable or to become payable to any Personnel, except as may be required by Law or pursuant to the compensation and retention plans for management entered into in connection with the Chapter 11 Cases, which plans are set forth on
SECTION 3.09 OF THE DISCLOSURE SCHEDULE;

                           (iv)   enter into, extend, materially modify,
terminate or renew any Assumed Contract;

                           (v)    sell, assign, transfer, convey, lease,
mortgage, pledge or otherwise dispose of or encumber any Assets or any interests therein, other than sales of Inventory in the ordinary course of business or the grant of liens, mortgages or pledges in connection with the DIP Loan;

                           (vi)   acquire by merger or consolidation with, or
merge or consolidate with, or purchase all or substantially all of the assets of, or otherwise acquire any material assets or business of, any Person or any other business organization or division thereof;

                           (vii)  fail to expend funds for capital
expenditures or commitments in accordance with the capital expenditure plan;

                           (viii) fail to maintain the Assets in substantially
their current state of repair, excepting normal wear and tear, or fail to replace, consistent with past practice, inoperable, worn-out or obsolete or destroyed Assets;

                           (ix)   make any material loans or advances to any
Person except for advances to employees for expenses incurred in the ordinary course of business consistent with the policies of such Seller; PROVIDED that nothing herein shall preclude USOP from making any loan or advance to a Subsidiary that is contemplated to be made from the proceeds of the DIP Loan;

                           (x)    collect accounts receivable and pay accounts
payable other than in the ordinary course of business;

                           (xi)   intentionally do any other act which would
cause any representation or warranty of USOP or any other Seller in this Agreement to become untrue in any material respect; or

                           (xii)  enter into any agreement, or otherwise
become obligated, to do any action prohibited hereunder, except as otherwise required by the Bankruptcy Court or Bankruptcy Code.

                  (B) Each Seller agrees that, prior to the Closing, it shall use its reasonable efforts to preserve substantially intact the Business, keep available to Purchaser the services of the key Personnel of the Sellers and, with respect to the Business, preserve the current relationships of each Seller with the material customers and suppliers of, and other Persons which have significant business relationships with, each Seller.

                  (C)      For purposes of avoiding doubt, nothing in this
SECTION 5.01 is intended, or shall be deemed, to impose any limitation or restriction on USOP with respect to activities or matters that are not related to the Assets or the Business (including, without limitation, USOP's conduct of the other lines of business in which they are engaged).

         Section 5.02      ACCESS TO INFORMATION.

                  (A) From the date of this Agreement until the Closing, and in all cases subject to the confidentiality obligations set forth in this Agreement, upon reasonable notice, the Sellers shall, and shall cause their respective officers, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and representatives of Purchaser reasonable access, during normal business hours, to the offices, properties, Facilities, real property, Books and Records, (ii) furnish to the officers, employees and authorized agents and representatives of Purchaser such additional financial and operating data and other information regarding the assets, properties, goodwill and business of each Seller (including the work papers prepared by USOP and its independent auditor in connection with such auditor's audit of the Annual Financial Statements) and (iii) make available to Purchaser, the management, employees, officers and directors of the Sellers, as Purchaser may from time-to-time reasonably request in order to assist Purchaser in fulfilling its obligations under this Agreement and to facilitate the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, USOP acknowledges that Purchaser, at Purchaser's sole cost and expense, shall be entitled to conduct such due diligence investigation between the date hereof and the Closing as Purchaser deems necessary or appropriate, so long as all such due diligence shall be carried out in a manner reasonably intended to avoid material disruption to the Business, in cooperation with the Sellers' senior officers and managers, and with due regard to the needs of the Personnel to continue to devote their primary attention to the operation of the Business (and particularly the proper service of the customers of the Business). Such due diligence investigation may include, at the option of Purchaser, (i) "Phase I" and "Phase II" environmental assessments with respect to the Facilities and such other analysis, studies and reports with respect to environmental matters as Purchaser deems appropriate, (ii) appraisals with respect to the Assets and (iii) obtaining surveys, title reports and commitments and title insurance policies with respect to the real property at the sole cost and expense of Purchaser. USOP agrees to cooperate with Purchaser in conducting such due diligence review and investigation and to use commercially reasonable efforts to assist Purchaser in connection with such due diligence review and investigation, subject to the aforementioned limitations that are intended to preserve as a priority the reasonable ongoing management of the Business.

                  (B) USOP agrees that it shall, and shall cause the other Sellers to, preserve and keep all Books and Records relating to the Business in a Seller's possession for a period of at least five (5) years from the Closing Date. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. USOP may require certain financial information relating to the other Sellers for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign Tax Returns and other governmental reports, and Purchaser agrees to furnish such information at USOP's request and expense.

         Section 5.03 CONFIDENTIALITY. The Confidentiality Agreement and its terms are hereby modified and superseded by this Agreement. All information received by Purchaser or USOP and their respective representatives pursuant to the terms of this Agreement or otherwise heretofore provided to the receiving party in connection with the transactions contemplated hereby shall be kept in confidence by the receiving party and its representatives and shall not be used in any manner by such party or its representatives except in connection with its performance or preparing to perform under this Agreement; PROVIDED, HOWEVER, that any party hereto may disclose such information to its legal and financial advisors, lenders, financing sources and their respective legal advisors and representatives so long as such Persons agree to maintain the confidentiality of such information in accordance with this SECTION 5.03; and PROVIDED, FURTHER, that after the Closing, Purchaser shall not be required to maintain the confidentiality of information obtained prior to Closing about the Business unless such information relates to continuing obligations of Sellers under this Agreement, in which case Purchaser shall maintain the confidentiality of such information after the Closing until after Sellers have completed the performance of such continuing obligations. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect, without modification (as if this Agreement had not existed). Upon the Closing, the Confidentiality Agreement shall be deemed to be terminated and superseded by this Agreement. Following the Closing, except as otherwise contemplated by this Section 5.03, Purchaser, USOP and each Seller shall treat such information as confidential, preserve the confidentiality thereof, not duplicate or use or disclose to any Person such information and instruct its employees who have had access to such information to keep confidential and not to use any such information unless such information (i) is now or is hereafter disclosed, through no act or omission of the Sellers in a manner making it available to the general public,
(ii) is required by law to be disclosed, or (iii) such information is disclosed in an Action brought by any party hereto in pursuit of its rights or in exercise of its remedies hereunder.

         Section 5.04 REGULATORY AND OTHER AUTHORIZATIONS, CONSENTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use commercially reasonable efforts to deliver or cause to be delivered such documents and other papers and to take or cause to be taken such further actions as may be necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the actions contemplated hereby. Without limiting the generality of the foregoing, each party hereto shall use its commercially reasonable efforts to (i) obtain all authorizations, Consents (including, as to the Sellers, all Consents required pursuant to SECTION 6.04(I)), orders and approvals of, and to give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, Consents, orders and approvals, giving such notices, and making such filings and (ii) defend and cooperate with each other in any defending of legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties, challenging this Agreement and/or the agreements referred to herein or contemplated hereby or the consummation of the transactions contemplated hereby or thereby. Without limiting the foregoing, each party shall comply, and shall cause its Affiliates to comply, with the notification and reporting requirements of the HSR Act. USOP and Purchaser shall each pay half the cost of any filing required under the HSR Act. Purchaser and Sellers shall substantially comply with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Antitrust Authority; PROVIDED, HOWEVER, no party's obligations hereunder shall be deemed to require such party to divest any assets or properties held by such party or to hold any assets or properties separately as a condition of obtaining the consent of any Antitrust Authority to the transactions contemplated hereby. Notwithstanding the foregoing, neither Purchaser's nor Parent's obligations hereunder shall be deemed to require Parent or Purchaser to enter into any agreement or other arrangement for the financing of the transactions contemplated hereby on terms that are not satisfactory to Purchaser or Parent, in their sole discretion. Purchaser acknowledges that, for purposes of the foregoing, the terms and conditions of the Financing Letter are satisfactory to Purchaser, subject to negotiation and execution of definitive documentation, and Purchaser shall use its commercially reasonable efforts to negotiate definitive documentation for the Financing that is consistent with the Financing Letter. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any consent, waiver or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by any Seller without the prior written approval of the Purchaser, unless such consideration shall be paid or given at such Seller's sole cost and expense without any obligation of the Purchaser or Parent to reimburse such Seller therefor. The parties hereto acknowledge that time shall be of the essence in this Agreement and agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, Consents, orders or approvals.

         Section 5.05      NOTIFICATION OF CERTAIN MATTERS.

                  (A) Subject to SECTION 5.05(B), from the date hereof through the Closing, the Sellers shall give prompt notice to Parent and Purchaser, and Purchaser shall give prompt notice to the Sellers, of (a) the occurrence, or failure to occur, of any event the occurrence or failure of which would be likely to cause any of the Sellers' or the Parent's and Purchaser's respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure of the Sellers, Parent or Purchaser to comply with or satisfy any of their respective covenants, conditions or agreements to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement, or to satisfy any condition. Without limiting the generality of the foregoing, and except with respect to the delivery of the Final Disclosure Schedule pursuant to SECTION 5.05(B), the parties hereto agree that a notice given by Sellers to Parent and Purchaser pursuant to (a) above shall not constitute an amendment to the Disclosure Schedule with respect to the occurrence, or failure to occur, of the event or events identified in the notice.

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

                  (B) Notwithstanding subsection 5.05(A), not later than March 16, 2001, the Sellers shall deliver to Purchaser a Final Disclosure Schedule (for purposes of this SECTION 5.05, the "FINAL DISCLOSURE SCHEDULE") with appropriate attachments and exhibits, which Final Disclosure Schedule shall update the Disclosure Schedule delivered by Sellers as of the date hereof (such version of the Disclosure Schedule being, for purposes of the SECTION 5.05, the "ORIGINAL DISCLOSURE SCHEDULE"). The Purchaser shall accept the Final Disclosure Schedule if the matters included in the Final Disclosure Schedule which were not included in the Original Disclosure Schedule do not disclose any facts and circumstances that would permit the Purchaser to terminate this Agreement pursuant to SECTION 7.03(C)(iv), and otherwise may accept or reject the Final Disclosure Schedule in its sole discretion. The Purchaser shall accept the Final Disclosure Schedule by delivering written notice of such acceptance to the Sellers; PROVIDED that if Purchaser does not terminate this Agreement pursuant to SECTION 7.03(C)(iv), then the Final Disclosure Schedule shall be deemed accepted. The Purchaser shall reject the Final Disclosure Schedule by terminating this Agreement pursuant to SECTION 7.03(C)(iv). If the Purchaser shall accept the Final Disclosure Schedule, the Final Disclosure Schedule shall become part of this Agreement and shall replace the Original Disclosure Schedule in its entirety.

         Section 5.06 COOPERATION WITH FINANCINGS. Sellers acknowledge and agree that Parent and Purchaser may use the Annual Financial Statements and the Interim Financial Statements and other information regarding the Sellers in connection with financings necessary to consummate the transactions contemplated hereby. Sellers shall cooperate in a commercially reasonable manner with Parent and Purchaser prior to the Closing so that Parent and Purchaser can obtain financing for the transactions contemplated by this Agreement. The foregoing cooperation of Sellers shall include, but shall not be limited to, (i) compiling the requisite financial information, (ii) granting Purchaser and its accountants full and complete access to the Books and Records and to any Personnel knowledgeable about such Books and Records, in each case, to the extent reasonably requested by Purchaser, and (iii) using commercially reasonable efforts to furnish necessary financial information for interim periods subsequent to December 30, 2000 and prior to the Closing in connection with such financings.

         Section 5.07      INTENTIONALLY OMITTED.

         Section 5.08      CERTAIN EMPLOYEE BENEFIT MATTERS.

                  (A) (i) As soon as is practicable after the Closing Date, but effective as of such date, Purchaser shall adopt or designate a 401(k) Savings Plan (the "PURCHASER SAVINGS PLAN") and shall establish a trust pursuant thereto (the "PURCHASER SAVINGS TRUST"). As soon as is practicable after the Closing Date, Purchaser shall furnish to USOP a determination letter finding the Purchaser Savings Plan and the Purchaser Savings Trust to be qualified and tax-exempt under Sections 401(a) and 501(a) of the Internal Revenue Code.

                           (ii) As soon as practicable after the USOP's
receipt of a copy of such letter, USOP shall cause the Seller Retirement Savings Plan (the "SELLER SAVINGS PLAN") and the Seller Retirement Savings Trust pursuant thereto (the "SELLER SAVINGS TRUST") to transfer to the Purchaser Savings Plan and Purchaser Savings Trust the accounts under the Seller Savings Plan and the Seller Savings Trust (including the assets and Liabilities therein) attributable to all Employees of the Seller. USOP shall cause all of such accounts to be fully vested upon such transfer. Such transfer shall be made in the form of cash. Such transfer shall satisfy the requirements of Code Sections 401(a)(12) and 414(l) and the regulations pursuant thereto. Prior to such transfer, USOP will provide Purchaser with such documents and other information as Purchaser shall reasonably request to assure itself that the Seller's Savings Plan and the Seller's Savings Trust are qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) respectively as of the date of such transfer. Purchaser Savings Plan shall preserve for the Employees all benefits, rights and features applicable to such transferred accounts, including but not limited to those rights and features protected under Section 411(d)(6) of the Internal Revenue Code. USOP shall provide to Purchaser copies of such personnel and other records of USOP pertaining to the Employees and such records of any agent or representative of USOP, in each case pertaining to the Seller Savings Plan and the Seller Savings Trust and as Purchaser may reasonably request in order to administer and manage the accounts and assets transferred to the Purchaser Savings Plan and Purchaser Savings Trust. Upon such transfer, the Purchaser Savings Plan shall assume the Liabilities with respect to all amounts transferred from the Seller Savings Plan and the Seller Savings Trust to the Purchaser Savings Plan and Purchaser Savings Trust in respect of the Employees. Purchaser and the Seller shall cooperate in the filing of documents required by the transfer of assets and Liabilities described herein.

                           (iii)  The Purchaser Savings Plan shall provide to
the Employees all of their benefits accrued under the Seller Savings Plan as of the date of transfer. The Purchaser Savings Plan shall also provide that an Employee's period of employment with the Seller, any of their Subsidiaries or any predecessor thereof (as applicable) for which credit was given under the Seller Savings Plan shall be given equivalent credit under the Purchaser Savings Plan to the effect that if any Employee becomes an employee of Purchaser as of the Closing Date, or thereafter by reason of recall, no interruption in participation, benefit accrual or vesting service shall be deemed to have occurred for such Employee under the Purchaser Savings Plan by reason of the change in employment contemplated by this Agreement.

                  (B) From and after the Closing Date, Purchaser shall assume and become solely responsible for any and all post-retirement welfare benefit coverages and Liabilities of USOP with respect to the former employees of the Sellers (and their covered dependents and beneficiaries) listed on
SECTION 5.08 OF THE DISCLOSURE SCHEDULE.

                  (C)      (i)   From and after the Closing Date and through
December 31, 2001 (or such earlier date as Purchaser may elect), Sellers shall offer coverage to all Employees under Welfare Plans maintained by Sellers (the "SELLER WELFARE PLANS"). Upon presentation of invoices indicating the calculation thereof, Purchaser shall reimburse the Sellers for (a) all direct expenses for claims paid under such Seller Welfare Plans for the Employees, net of the amount, if any, reimbursed by Sellers' insurance for such expenses, and (b) per capita allocation of administrative overhead costs (including but not limited to out of pocket expenses and insurance coverage) to maintain the Seller Welfare Plans for the Employees for such period. USOP will attempt in good faith to arrange for the transfer to Purchaser any assets, insurance policies or other funding vehicles used to provide coverage for the Employees under the Seller Welfare Plans.

                           (ii)   Any and all pre-existing condition
limitations and eligibility waiting periods under any Welfare Plans maintained by Parent and certain Affiliates (the "PURCHASER WELFARE PLAN") shall be waived with respect to the Employees and their eligible dependents, and Employees shall be given credit for amounts paid under any Purchaser Welfare Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Purchaser Welfare Plans.

                           (iii)  Purchaser shall provide continuation
coverage to Employees and former employees of Sellers (and their covered dependents and qualified beneficiaries) who are receiving or are eligible to receive continuation coverage required under Code Section 4980B(f) ("COBRA CONTINUATION COVERAGE") at the Closing, with respect to whom a qualifying event occurred prior to the Closing and for which the applicable election period for COBRA Continuation Coverage has not expired as of the Closing Date, or with respect to whom a qualifying event occurs as a result of the Closing of the transaction contemplated by this Agreement in compliance with the provisions of Code Section 4980B and ERISA

Section 601 et seq. and shall also provide COBRA Contribution Coverage to any Employees who remain covered by a Seller Welfare Plan at Purchaser's request.

                           (iv)   Purchaser (a) shall provide disability
benefits under the Purchaser Welfare Plans to Employees (and their covered dependents and qualified beneficiaries) who are receiving such benefits under the Welfare Plans as of the Closing Date, with respect to whom a disability occurred on or prior to the Closing Date, and for whom disability benefits are still in effect, and (b) shall employ such Employees who return from such disability on or after the Closing Date on such terms that are provided by Purchaser to similarly situated Employees at the time such disabled Employee resumes employment with the Seller.

                           (v)    From and after the Closing Date, each Seller
shall remain responsible for any and all Liabilities with respect to the Employees or their beneficiaries or dependents that are incurred by such individuals on or prior to the Closing Date under the applicable Welfare Plans for health, life, accidental death and dismemberment, supplemental employment compensation, dental, fringe benefits, expense reimbursement, accident, sickness and disability benefits. For purposes of this Agreement, (a) a claim for health benefits (including, without limitation, claims for medical, prescription drug, dental, and vision care expenses) will be deemed to have been incurred on the date on which the related medical service was rendered to the claimant; (b) a claim for sickness or disability benefits will be deemed to have been incurred on the date such sickness or disability occurs, and (c) in the case of any claim for benefits other than health benefits (E.G., life insurance benefits), a claim will be deemed to have been incurred upon the occurrence of the event giving rise to such claims. Purchaser shall be responsible for all claims that are incurred by Employees on or after the Closing Date under the applicable benefit plans, policies or arrangements providing health, life, accidental death and dismemberment, supplemental employment compensation, dental, fringe benefits, expense reimbursement, accident, sickness and disability benefits and which are maintained by Purchaser.

                  (D) At or prior to the Closing, Purchaser shall offer employment, commencing on the Closing Date, to all of the employees exclusively engaged in the Business at the salary level in effect on the Closing Date and in accordance with the salary or wage schedules delivered by USOP to Parent and attached hereto as SCHEDULE 5.08(D), with credit for years of service, and with benefit plans commensurate to similarly situated employees of Parent. Purchaser agrees to assume any written employment agreements covering the Employees, subject to any required consent from the covered individuals and to indemnify and hold harmless Sellers with respect to any obligations under such assumed agreements. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement hereunder shall confer upon any such employees any right to continue in the employ of, or as a consultant for, the Purchaser, Parent or any of their Affiliates, or shall interfere with or restrict in any way the rights of the Purchaser, Parent or any of their Affiliates, which are hereby expressly reserved, to discharge any such employees at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the employees and the Purchaser, Parent or any of their Affiliates.

                  (E) It is the intention of Sellers and Purchaser to satisfy the provisions of Section 4204 of ERISA with respect to any obligation that Sellers may have under any Multiemployer Plan with respect to Employees. Therefore, Sellers and Purchaser agree as follows:

                           (i)    The Sellers shall use their best efforts to
obtain and furnish to Purchaser at least two (2) Business Days prior to the Closing Date written representations from all Multiemployer Plans to which the Sellers contribute with respect to the Business ("Covered Multiemployer Plans") advising Sellers of their potential complete withdrawal liability with respect to each such Covered Multiemployer Plan as of the most recent date practicable before the Closing Date. The following provisions of Section 5.08(E) shall then apply so long as the Covered Multiemployer Plans advise the Sellers of their potential withdrawal liability which withdrawal liability is equal to or less than $100,000.

                           (ii)   If, as a result of Sellers' cessation of
operations with respect to the Business, Sellers cease (1) operations covered under any Covered Multiemployer Plan or (2) to have an obligation to contribute to a Covered Multiemployer Plan under circumstances that would cause the occurrence of a complete or partial withdrawal by Sellers from such Covered Multiemployer Plan, then the following provisions shall apply with respect to such Covered Multiemployer Plan:

                                  (a)   Purchaser shall make contributions to
such Covered Multiemployer Plan for substantially the same number of contribution base units for which USOP or Sellers or both had an obligation to contribute to the Covered Multiemployer Plan as of the Closing Date;

                                  (b)   unless exempt under Pension Benefit
Guaranty Corporation Regulations Sections 4204.11 or 4204.21, Purchaser shall post a bond, letter of credit or other security, or hold in escrow in favor of the Covered Multiemployer Plan for a period of five plan years commencing with the first plan year beginning after the Closing Date in an amount and form that satisfies the requirements of Section 4204(a)(1)(B) of ERISA; and

                                  (c)   in the event that Purchaser withdraws
in a complete or partial withdrawal under Section 4201 of ERISA from a Covered Multiemployer Plan during the first five years beginning after the Closing Date, and Purchaser fails to make any withdrawal liability payments when due, Sellers shall be secondarily liable for any withdrawal liability that Sellers would have had to the Covered Multiemployer Plan but for the provisions of this SECTION 5.08(E) and Section 4204 of ERISA, subject, however, to any limitations on such liability under the Bankruptcy Code or any applicable bar Orders of the Bankruptcy Code. Nothing in this SECTION 5.08(E) shall constitute or be construed as an assumption or reaffirmation of any withdrawal or other liabilities under the Bankruptcy Code.

                  (F) As of the Closing, Purchaser shall assume the liability under the USOP Company Executive Deferred Compensation Plan for all Employees.

                  (G) To the extent accrued on the Closing Date Balance Sheet, Purchaser shall assume all vacation, sick and personal days for all Employees.

                  (H) The Sellers shall retain liability for all workers compensation and unemployment claims for employees of the Seller, including all Employees, arising prior to the Closing.

                  (I) As of the Closing, Purchaser shall assume all collective bargaining agreements in effect with respect to all Employees.

         Section 5.09 PUBLICITY. The parties hereto shall consult with each other and shall mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations as advised by counsel; PROVIDED, HOWEVER, that each party shall give prior notice to the other parties of the content and timing of any such press release or other public statement required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

         Section 5.10 ACQUISITION PROPOSALS. From the date hereof until the earlier of (a) the termination hereof or (b) the filing of Chapter 11 Cases (in which event the provisions of SECTION 5.11 shall govern), and except as expressly permitted by the following provisions of this SECTION 5.10, none of the Sellers shall, nor shall the Sellers authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or any representative of any Seller to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this SECTION 5.10 shall prohibit the Board of Directors of USOP from furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that, (A) such Acquisition Proposal constitutes a Superior Proposal, or (B) prior to such action, USOP (x) provides reasonable notice to Purchaser to the effect that it is taking such actions and (y) receives from such person an executed confidentiality agreement in reasonably customary form. Prior to providing any information to or entering into discussions or negotiations with any Person in connection with an Acquisition Proposal by such person, USOP shall notify Purchaser of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the Person making it) as promptly as practicable after its receipt thereof, and shall provide Purchaser with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Purchaser on a prompt basis of the status of any discussions or negotiations with such third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Purchaser a copy of any information delivered to such person which has not previously been reviewed by Purchaser. Following the commencement of the Chapter 11 Cases, this SECTION 5.10 shall be of no further force and effect and the solicitation and acceptance of competing offers (including Acquisition Proposals) shall be governed by SECTION 5.11 and by order of the Bankruptcy Code.

         Section 5.11  BANKRUPTCY COURT APPROVAL.

                 (A) On or before two (2) Business Days after the commencement of the Chapter 11 Cases, the Sellers shall file a motion or motions with the Bankruptcy Court seeking entry of (i) the Approval Order (as defined in SECTION 5.11(D)) approving, INTER ALIA, the sale of the Assets to Purchaser pursuant to sections 363 and 365 of the Bankruptcy Code, and (ii) an order in substantially in the form attached hero as EXHIBIT B (with such changes thereto as Purchaser shall approve in its sole discretion, the "SALE PROCEDURE ORDER"), INTER ALIA,
(a) approving the Termination Amount and the Bankruptcy Termination Amount and providing that, in the event the obligation of the Sellers to pay Purchaser either the Termination Amount or the Bankruptcy Termination Amount arises, such obligation shall constitute an administrative expense under sections 503(b) and 507(a)(1) of the Bankruptcy Code and shall be payable in accordance with the provisions of SECTION 7.01 or SECTION 7.02 without further order of the Bankruptcy Court, (b) establishing procedures and deadlines for the submission and consideration of competing offers, including, without limitation, that (1) a competing offer to purchase or dispose of the Assets (a "COMPETING OFFER") must be in substantially the same form as this Agreement, (2) a Competing Offer shall not be considered to be a higher and better offer unless, at a minimum, such offer provides for aggregate consideration of at least $15,000,000 in excess of the Purchase Price (with respect to the initial round of bidding) and of at least $1,000,000 in excess of the aggregate consideration contained in such bidder's prior Competing Offer (with respect to each subsequent round of bidding, if any) and is otherwise a Superior Proposal (except that Seller's determination of a Superior Proposal with respect to bids in subsequent rounds of bidding shall not require a new determination by the Board of Directors), (3) a Competing Offer must be accompanied by a good faith cash deposit of at least $15,000,000 (to be increased to 10% of the Purchase Price if such Competing Offer is accepted by Debtors following the Auction), (4) Purchaser shall be entitled at its option to make a revised offer following such Competing Offer, and (5) Purchaser shall be entitled to credit bid the amount of the Bankruptcy Termination Amount against any revised offer Purchaser may make following such Competing Offer, and (c) scheduling a hearing to consider entry of the Approval Order and providing that notice of such hearing be given to all of Sellers' creditors and interest holders of record and published in the WALL STREET JOURNAL (National Edition) and is otherwise in accordance with Bankruptcy Rule 2002. Purchaser and Sellers agree to make promptly any filings, to take all actions and to use their reasonable best efforts to obtain entry of the Sale Procedure Order, entry of the Approval Order and any and all other approvals and orders necessary or appropriate for the consummation of the transactions contemplated hereby.

                 (B) Prior to entry of the Approval Order, the Sellers and Purchaser shall accurately inform the Bankruptcy Court of all material facts of which they are aware relating to this Agreement and the transactions contemplated hereby.

                 (C) If the Approval Order, Sale Procedure Order or any other orders of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for CERTIORARI or motion for rehearing or reargument shall be filed with respect thereto), the Sellers agree to take all steps as may be reasonable and appropriate to defend against such appeal, petition or motion, and Purchaser agrees to cooperate in such efforts, and each party hereto agrees to use its reasonable best efforts to obtain an expedited resolution of such appeal; PROVIDED, HOWEVER, that nothing herein shall preclude the parties hereto from consummating the transactions contemplated herein if the Approval Order shall have been entered and has not been stayed and Purchaser, in its sole discretion, waives in writing the requirement that the Approval Order be a Final Order.

                 (D) Prior to Closing, the sale of the Assets to Purchaser pursuant to this Agreement and the other transactions contemplated by this Agreement shall have been approved by order of the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code, pursuant to the Approval Order in substantially the form attached hereto as EXHIBIT B (with such changes thereto as Purchaser shall approve in its sole discretion), and the Approval Order shall have become a Final Order. Purchaser and Sellers agree to use their reasonable best efforts to cause the Bankruptcy Court to enter an Approval Order.

                 (E) The Sellers shall cooperate reasonably with Purchaser and its representatives in connection with the Approval Order, the Sale Procedure Order and the bankruptcy proceedings in connection therewith. Such cooperation shall include, but not be limited to, consulting with Purchaser at Purchasers' request concerning the status of such proceeding and providing Purchaser with copies of requested pleadings, notices, proposed orders and other documents relating to such proceedings as soon as reasonably practicable prior to any submission thereof to the Bankruptcy Court. Sellers further covenant and agree that the terms of any plan submitted by Sellers to the Bankruptcy Court for confirmation shall not conflict with, supersede, abrogate, nullify, modify or restrict the terms of this Agreement and the rights of Purchaser hereunder, or in any way prevent or interfere with the consummation or performance of the transactions contemplated by this Agreement including, without limitation, any transaction that is contemplated by or approved pursuant to the Approval Order and the Sale Procedure Order.

         Section 5.12  NON-COMPETITION AND NON-SOLICITATION.

                 (A) During the "Restricted Period" (as hereinafter defined), and except for the continuing activities of the businesses of Sellers that are not part of the Business (as the same are being conducted on the Closing Date), each Seller agrees not to, and USOP shall cause each of its other Subsidiaries not to, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of any company or Person, engage in any activity in the "Restricted Area" (as hereinafter defined) which is directly or indirectly in competition with the products or services being developed, manufactured, marketed, sold or otherwise provided by the Parent or Purchaser or which is directly or indirectly detrimental to the business of the Parent or Purchaser or any of their Affiliates. The foregoing restrictive covenant shall not transfer to, apply to or otherwise restrict any Person who is an existing competitor of the Business who acquires any of Sellers' businesses that are not part of the Business. The Sellers further agree that, during the Restricted Period, the Sellers shall not, and USOP shall cause each of its other Subsidiaries not to, in any capacity, either separately, jointly or in association with others, directly or indirectly do any of the following: (a) employ or seek to employ any Person or agent who is then employed or retained by the Parent or Purchaser or any of their Affiliates (or who was so employed or retained at any time within the two (2) years prior to the date the Seller employs or seeks to employ such person);
and (b) solicit, induce, or influence any proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, consultant, agent, lessor, supplier, customer or any other Person which has a business relationship with the Parent or Purchaser or any of their Affiliates, at any time during the Restricted Period, to discontinue or reduce or modify the extent of such relationship with the Parent or Purchaser or any of their Affiliates. The "RESTRICTED PERIOD" shall mean five (5) years after the Closing Date. The "RESTRICTED AREA" shall mean any geographical area in the United States where Purchaser or Parent conduct their business.

                 In the event the covenant in this SECTION 5.12 shall be determined by a court to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Sellers acknowledge that the breach of covenants contained in this SECTION 5.12 will cause irreparable damage to the Purchaser or the Business, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Sellers agree that if any Seller breaches the covenants contained in this SECTION 5.12, in addition to any other remedy which may be available at law or equity, Purchaser shall be entitled to specific performance and injunctive relief, without posting bond or other security.

                 (B)   Between the date of this Agreement and the earlier of
(i) the Closing Date or (ii) the date this Agreement is terminated pursuant to
Section 7.03, Purchaser and Parent shall not, and shall cause their Affiliates to not, employ or solicit for employment any employees of USOP or any of its Subsidiaries; PROVIDED, HOWEVER, that nothing herein shall prohibit Parent, Purchaser, or any of their Affiliates from employing any such employee who responds to a solicitation of employment directed at the general public.

         Section 5.13 TRANSITION SERVICES. Prior to Closing, Sellers and Purchaser shall enter into a transition agreement (a "TRANSITION SERVICES AGREEMENT"), on mutually agreeable terms, by which the parties shall provide for the shared use of any assets (including, without limitation, technology (including computer networks and e-mail), telephone services, software licenses, tax, accounting and payroll systems), Contracts (including leases for Facilities), and employees of Sellers that are now shared between the Business and any other businesses of Sellers not being sold to Purchaser. In addition, the Transition Services Agreement shall provide for the manner in which the parties shall satisfy certain of their obligations under SECTION 5.08.

         Section 5.14  OWNED REAL ESTATE. Sellers shall eliminate or satisfy
(A) all Encumbrances and conditions of closing that relate to the Owned Real Property, except for the Permitted Encumbrances, those Encumbrances that are not created or consented to by or on behalf of Sellers and that affect the Owned Real Property on the Closing Date (other than Permitted Encumbrances) that, in accordance with the terms thereof, may be removed or satisfied by the payment of a liquidated sum of money only and (B) Encumbrances created or consented to by Sellers after the date of this Agreement.

                                   ARTICLE 6.
                                     CLOSING

         Section 6.01  CLOSING.

                 (A) Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets contemplated hereby shall take place at a closing (the "CLOSING") to be held at 10:00 a.m., local time, on the third Business Day following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in SECTIONS 6.03 AND 6.04, at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or at such other time or on such other date or at such other place as USOP and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

         Section 6.02  DELIVERIES AT CLOSING.  At the Closing:

                 (A) Purchaser shall deliver to USOP, to the extent applicable with respect to the Closing, the items described below in clauses (i), (iii),
(iv) and (v) and, with respect to clause (ii), to the Escrow Agent:

                       (i) the Purchase Price (less the Escrow Amount) by wire transfer of immediately available funds to the account or accounts designated by USOP in a written notice to Purchaser delivered no later than two (2) Business Days prior to the Closing;

                       (ii)  the Escrow Amount by wire transfer of
immediately available funds, to be held in escrow in accordance with the Escrow Agreement;

                       (iii) an assumption agreement pursuant to which Purchaser assumes at the Closing the Assumed Liabilities being assigned at the Closing, in form and substance reasonably satisfactory to USOP (the "ASSUMPTION AGREEMENT"), executed by Purchaser;

                       (iv) the officer's certificate referenced in SECTION 6.03(C); and

                       (v) all other documents, certificates, instruments or writings set forth on SECTION 6.03 or reasonably requested by USOP in connection herewith.

                 (B) USOP shall deliver, or cause each Seller to deliver, as applicable, to Purchaser the items described in clauses (i) through (iv) below, to the extent applicable with respect to the Closing:

                       (i) a general bill of sale and assignment, in form and substance reasonably satisfactory to Purchaser (the "BILL OF SALE"), with respect to the Assets to be conveyed by USOP and each Seller at the Closing and any other instruments of transfer, conveyance and assignment reasonably requested by Purchaser so as to convey to Purchaser good title, free and clear of all Encumbrances (other than Assumed Encumbrances), to all of each Seller's right, title and interest in and to the Assets to be conveyed at the Closing, each executed by each applicable Seller;

                       (ii) warranty deeds and tax withholding affidavits satisfying Section 1445(b)(2) of the Internal Revenue Code, each in form and substance reasonably satisfactory to Purchaser, with respect to any Owned Real Property transferred by any Seller;

                       (iii) the officers' certificate referenced in SECTION 6.04(C); and

                       (iv) all other documents, certificates, instruments or writings set forth on SECTION 6.04 or reasonably requested by Purchaser in connection herewith.

         Section 6.03 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of the Sellers under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived in writing at the option of USOP:

                 (A) All representations and warranties of Parent and Purchaser made in this Agreement or in any exhibit, schedule or document delivered pursuant hereto shall be true and complete in all respects (with respect to representations and warranties qualified or limited by materiality) or in all material respects (with respect to representations and warranties not so qualified or limited), in each case when made and as of the Closing Date as if made on and as of that date (other than such representations or warranties that expressly speak only as of an earlier date).

                 (B) All of the terms, covenants and conditions to be complied with and performed by Parent and Purchaser on or prior to the Closing Date shall have been complied with or performed in all material respects.

                 (C) USOP shall have received a certificate, dated as of the Closing Date, executed on behalf of Parent and Purchaser by an authorized executive officer thereof, certifying in such detail as USOP may reasonably request that the conditions specified in Section 6.03(A) and Section 6.03(B) have been fulfilled.

                 (D) USOP shall have received a true and complete copy, certified by the Secretary or Assistant Secretary of Parent and Purchaser, of the resolutions duly and validly adopted by the Board of Directors of Parent and Purchaser and evidencing their authorization of the execution and delivery of this Agreement, the Ancillary Agreements and each Collateral Agreement (as applicable) to which Parent and Purchaser are parties thereto and the consummation of the transactions contemplated hereby and thereby.

                 (E) USOP shall have received a certificate of the Secretary or Assistant Secretary of Parent and Purchaser certifying the names and signatures of the officers of the Parent and Purchaser authorized to sign this Agreement, the Ancillary Agreements and each Collateral Agreement (as applicable) to which they are parties thereto and the other documents to be delivered hereunder.

                 (F) USOP shall have received a copy of the Escrow Agreement executed and delivered by Purchaser and the Escrow Agent.

                 (G) The waiting period under the HSR Act or any other applicable competition, merger, control, antitrust Law or similar Law shall have expired or terminated, and any other Governmental Authorities whose Consent is required for consummation of the transaction contemplated hereby shall have issued such consents.

                 (H) There shall not be in effect any Law or Governmental Order restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

                 (I) The Approval Order shall have been entered and shall have become a Final Order.

                 (J) USOP shall have received a copy of the Transition Services Agreement executed and delivered by Purchaser.

                 (K) The form and substance of all instruments and documents executed and delivered by Purchaser in connection with the Closing shall be reasonably acceptable to USOP and its counsel.

         Section 6.04 CONDITIONS TO OBLIGATIONS OF PARENT AND PURCHASER. The obligations of Parent and Purchaser under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of Parent or Purchaser, as applicable:

                 (A) All representations and warranties of Sellers in this Agreement or in any exhibit, schedule or document delivered pursuant hereto shall be true and complete in all respects (without regard to, and without taking into account or giving effect to, any limitations, qualifications or exceptions as to "materiality," "in all material respects," "Material Adverse Change," "Material Adverse Effect" and similar concepts or phrases contained therein) in each case when made and on and as of the Closing Date as if made on and as of that date (other than any such representations or warranties that expressly speak only as of an earlier date), except to the extent that such failure to be so true and complete, either individually or in the aggregate, has not and would not have a Material Adverse Effect.

                 (B) All of the terms, covenants and conditions to be complied with and performed by Sellers on or prior to the Closing Date shall have been complied with or performed in all material respects.

                 (C) Parent shall have received a certificate or certificates, dated as of the Closing Date, executed on behalf of Sellers, each by an authorized executive officer thereof, certifying in such detail as Parent may reasonably request that the conditions specified in SECTION 6.04(A) and SECTION 6.04(B) hereof have been fulfilled.

                 (D) The Parent shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of each Seller, of the resolutions duly and validly adopted by the Board of Directors of such Seller evidencing its authorization of the execution and delivery of this Agreement, the Ancillary Agreements and each Collateral Agreement (as applicable) to which it is a party and the consummation of the transactions contemplated hereby and thereby.

                 (E) Parent shall have received a certificate of the Secretary or an Assistant Secretary of each Seller certifying the names and signatures of the officers of such Seller authorized to sign this Agreement, the Ancillary Agreements and each Collateral Agreement to which it is a party and the other documents to be delivered hereunder.

                 (F) USOP shall have delivered the opinion of Wilmer, Cutler & Pickering, counsel to USOP, in form and substance reasonably acceptable to the Parent.

                 (G) Parent shall have received a copy of the Escrow Agreement executed by USOP and the Escrow Agent.

                 (H) The waiting period under the HSR Act or any other applicable competition, merger, control, antitrust Law or similar Law shall have expired or terminated, and any other Governmental Authorities whose Consent is required for consummation of the transactions contemplated hereby shall have issued such consent.

                 (I) All Consents described on SCHEDULE 6.04(I) shall have been obtained (without any limitation, restriction or condition not otherwise applicable to the applicable Seller being imposed on

Parent or Purchaser or its ownership or use of any Assets) and Parent shall have received reasonably acceptable written evidence thereof.

                 (J) The Approval Order and the Sale Procedures Order shall have been entered and shall have each become a Final Order, and any other orders of the Bankruptcy Court with respect to this Agreement shall be in form and substance reasonably satisfactory to Parent.

                 (K) No event, events or circumstance shall have occurred since the date of this Agreement which, independently or together with any other event, events or circumstance that have occurred, have resulted in or would result in a Material Adverse Change.

                 (L) No action, suit or proceeding (including, without limitation, any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. Section 157(b) and (c)) shall be pending or threatened in writing by or before any Governmental Authority or pending or threatened in writing by any other party seeking to enjoin, restrain, prohibit or obtain substantial damages or significant equitable relief in respect of or related to any of the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of any transactions contemplated by this Agreement or that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect, and any such actions, suits or proceedings that have theretofore been brought and determined shall have become Final Orders.

                 (M) There shall not be in effect any Law or Governmental Order restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

                 (N) Purchaser shall have obtained the Financing in accordance with the terms of the Financing Letter or shall have obtained other financing in an aggregate principal amount and on other terms and conditions no less favorable than those contained in the Financing Letter, such determination with respect to such other financing to be made by Purchaser in its sole and absolute discretion.

                 (O) The consent of the banks and other financial institutions required under the senior credit facility among Buhrmann, N.V. ("BUHRMANN") and the various lenders parties to such credit facility shall have been obtained by Buhrmann.

                 (P) Purchaser shall have received from each Seller an affidavit, stating, under penalty of perjury, that the indicated number is the Seller's United States taxpayer identification number and that the Seller is not a foreign person, pursuant to Section 1445(b)(2) of the Internal Revenue Code.

                 (Q) Purchaser shall have received a copy of the Transition Services Agreement executed by Sellers.

                 (R) The form and substance of all instruments and documents executed and delivered in connection with the Closing shall be reasonably acceptable to Purchaser and its counsel.

                 (S) At least one (1) day prior to the Closing Date, Purchaser shall have received from Sellers a certificate of the Chief Financial Officer of USOP-NA setting forth the Average Daily Sales for the Base Period and the Weighted Average Daily Sales for the Pre-Closing Period, together with such additional supporting information as Purchaser shall reasonably request.

                                   ARTICLE 7.
                       FURTHER AGREEMENTS AND TERMINATION

         Section 7.01      TERMINATION PAYMENT.

                  (A) In the event this Agreement is terminated pursuant to SECTION 7.03(C)(v) or SECTION 7.03(D)(ii) of this Agreement, then in any such case the Sellers, jointly and severally, shall be obligated to pay Purchaser, in cash, the sum of $7,500,000 plus an amount (not to exceed $6,000,000) on account of the Purchaser Expenses.

                  (B) In the event this Agreement is terminated pursuant to SECTION 7.03(C)(iii), (in a case in which any Seller is in material default or material breach of this Agreement, or where a representation or warranty made as of the date hereof is shown to have been inaccurate as of the date hereof in the manner described in SECTION 7.03(C)(iii), subject to the other terms and conditions of SECTION 7.03(C)(iii) regarding such inaccuracy),
SECTION 7.03(C)(iv) or SECTION 7.03(C)(vi) of this Agreement or by USOP pursuant to SECTION 7.03(B)(iii) of this Agreement, then in any such case the Sellers, jointly and severally, shall be obligated to pay Purchaser, in cash, an amount (not to exceed $6,000,000) on account of the Purchaser Expenses.

                  (C) Any amount payable pursuant to this SECTION 7.01 shall be referred to as the "TERMINATION AMOUNT." The Termination Amount shall be paid immediately prior to the termination of this Agreement.

         Section 7.02 BANKRUPTCY TERMINATION PAYMENT. In the event this Agreement is terminated pursuant to SECTION 7.03(B)(i) of this Agreement, the Sellers, jointly and severally, shall be obligated to pay to Purchaser, in cash, the sum of $7,500,000 plus an amount (not to exceed $6,000,000) on account of the Purchaser Expenses (such sum being the "SECTION 7.03(B)(i) TERMINATION AMOUNT"), which amount shall be payable no later than the earlier of (i) the consummation of the sale (whether in one transaction or a series of transactions) of either USOP or all or a substantial part of any of the assets of USOP relating to the Business or all or a substantial part of the Assets to a Person (or group of Persons) other than Purchaser or an Affiliate of Purchaser, (ii) the effective date of any plan of reorganization (that is not a plan of liquidation) confirmed in the Chapter 11 Cases, (iii) the dismissal of the Chapter 11 Cases, and (iv) the conversion of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code. In the event this Agreement is terminated pursuant to SECTION 7.03(C)(i) or SECTION 7.03(C)(ii) of this Agreement, then (i) Sellers, jointly and severally, shall be obligated to pay Purchaser, immediately upon such termination of this Agreement, an amount (not to exceed $6,000,000) on account of the Purchaser Expenses, and (ii) if, (x) within twelve (12) months following such termination of this Agreement, USOP or the other Sellers consummate a sale of either USOP or all or substantially all the assets of USOP relating to the Business or all or substantially all of the Assets to a Person (or group of Persons) other than Purchaser or an Affiliate of Purchaser, or (y) within twenty-four (24) months following such termination of this Agreement, a Chapter 11 plan for USOP or the other Sellers is confirmed, then the Sellers, jointly and severally, shall be obligated to pay to Purchaser, immediately upon the consummation of any such transaction, an amount equal to $7,500,000 (the sum of the amounts described in clauses (i) and (ii) above being the "ALTERNATIVE TERMINATION AMOUNT," with the SECTION 7.03(B)(i) Termination Amount and the Alternative Termination Amount being referred to herein collectively as the "BANKRUPTCY TERMINATION AMOUNT").

         Section 7.03 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                  (A)      by mutual consent of each of USOP and Purchaser;

                  (B) by either of USOP or Purchaser (provided that such party is not then in material breach of any provisions of this Agreement):

                           (i)    if the Bankruptcy Court approves a sale,
transfer or other disposition of USOP or all or substantially all of the assets of USOP relating to the Business or all or a substantial part of any of the Assets to a Person (or group of Persons) other than Purchaser or an Affiliate of Purchaser, PROVIDED, that no termination under this SECTION 7.03(B)(i) shall be effective until the SECTION 7.03(B)(i) Termination Amount shall have been paid to Purchaser;

                           (ii)   if a Governmental Authority shall have
issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

                           (iii)  if the Closing shall not have occurred on or
before the Outside Closing Date.

                  (C) by Purchaser (provided that Purchaser is not then in material breach of any provision of this Agreement):

                           (i)    if the Sale Procedure Order has not been
entered by the Bankruptcy Court within twenty (20) days of the filing of the bankruptcy petition by Sellers and, as of the time of such termination of this Agreement, the Sale Procedure Order has not been entered by the Bankruptcy Court;

                           (ii)   if the Approval Order has not been entered
by the Bankruptcy Court within seventy (70) days of the filing of the bankruptcy petition by Sellers and, as of the time of such termination of this Agreement, the Approval Order has not been entered by the Bankruptcy Court; or

                           (iii)  if a default or breach shall be made by any
Seller with respect to the due and timely performance of any of its covenants or agreements contained herein, or if its representations or warranties contained in the Agreement shall have become untrue or inaccurate in any respect (without regard to, and without taking into account or giving effect to, any limitations, qualifications or exceptions as to "materiality," "in all material respects", "Material Adverse Change" and similar concepts or phrases contained therein) and such defaults, breaches, untruths or inaccuracies, either individually or in the aggregate, have had or would have a Material Adverse Effect, if such default, breach, untruth or inaccuracy has not been cured or waived within ten (10) days after written notice to such Seller specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction;

                           (iv)   no later than the earlier of March 26, 2001
and the day immediately preceding the date scheduled for the hearing on the Sale Procedure Order, if Purchaser determines, as a result of additional due diligence review of the Business that (a) any of the representations or warranties contained in this Agreement were inaccurate in any respect (with respect to representations and warranties qualified or limited by materiality or Material Adverse Effect) or in any material respect (with respect to representations and warranties not so qualified or limited) as of the date of this Agreement or (b) there exist facts or circumstances with respect to the business that cause Purchaser, in the exercise of its reasonable judgment, to conclude that the Assets, Liabilities operations, condition (financial or otherwise), customers (including, without limitation, each Seller's relationship with its customers), suppliers, employees or prospects of the Business vary materially and adversely from Purchaser's expectations as of the date of this Agreement based on the information that had been made available to it up to such time.

                           (v)    if the Chapter 11 Cases are not commenced on
or before the date that is one (1) day following the date of this Agreement and, as of the time that the terminating party provides the other party with notice of such termination of this Agreement, the Chapter 11 Cases have not been commenced;

                           (vi)   if an event or events or circumstance shall
have occurred since the date of this Agreement which, independently or together with any other event or events or circumstance that have occurred, have resulted in or would result in a Material Adverse Change; or

                  (D) by USOP (provided that USOP is not then in material breach of any provision of this Agreement):

                           (i)    if a material default or breach shall be
made by Purchaser with respect to the due and timely performance of any of its covenants or agreements contained herein, or if its representations or warranties contained in the Agreement shall have become inaccurate and such inaccuracy has had or would be reasonably likely to have a material adverse effect on the Purchaser, if such default, breach or inaccuracy has not been cured or waived within ten (10) days after written notice to Purchaser specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction; or

                           (ii)   if prior to the commencement of the Chapter
11 Cases, the Board of Directors of USOP authorizes USOP, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and USOP notifies Purchaser in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice and during the five-day period after USOP's notice, (a) USOP shall have offered to Purchaser the opportunity to make such adjustments in the terms and conditions of its offer such that any third-party Acquisition Proposal no longer continues to be a Superior Proposal and (b) USOP shall have reasonably concluded, upon the termination of such five-day period, that any Acquisition Proposal giving rise to USOP's notice continues to be a Superior Proposal; PROVIDED, that no termination under this SECTION 7.03(D)(ii) shall be effective until the Termination Amount shall have been paid to Purchaser.

         Section 7.04 PROCEDURE AND EFFECT OF TERMINATION. This Agreement shall in no event terminate unless and until any and all amounts payable to Purchaser pursuant to SECTION 7.01 and SECTION 7.02 in connection with such proposed termination shall have been paid in full to Purchaser. In the event of termination and abandonment of the transactions contemplated hereby pursuant to SECTION 7.03, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate (subject to the provisions of this SECTION 7.04) and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, then:

                  (A) upon request therefor, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

                  (B) no party hereto shall have any Liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of SECTION 7.01, SECTION 7.02, and this SECTION 7.04 shall remain in full force and effect and (ii) no party waives any Claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE 8.
                                 INDEMNIFICATION

         Section 8.01      INDEMNIFICATION.

                  (A) INDEMNIFICATION BY USOP AND THE OTHER SELLERS. Subject to the limits set forth in this SECTION 8.01, USOP and the other Sellers agree, jointly and severally, to indemnify, defend and hold Parent or Purchaser, or their respective officers, directors and affiliates (the "PURCHASER PARTIES"), harmless from and in respect of any and all Losses that they may incur arising out of or due to (i) any untruth or inaccuracy of, or other breach of, any representation or warranty made by the Sellers in or pursuant to this Agreement, in each case as of the date made or deemed to be made or required to be true, (PROVIDED that the act of filing the Chapter 11 Cases shall not be deemed, in and of itself, to be an untruth or inaccuracy of, or other breach of, any such representation or warranty), (ii) any failure by the Sellers to fulfill any of its covenants or agreements set forth herein or pursuant to this Agreement or (iii) any Retained Liabilities or Excluded Assets. Notwithstanding the foregoing, if (x) solely as a result of an order of the Bankruptcy Court, any representation or warranty made by the Sellers in or pursuant to this Agreement is rendered untrue or inaccurate (y) such untruth or inaccuracy, individually or together with all other untruths or inaccuracies of the representations and warranties made by Sellers in this Agreement, shall have caused the condition contained in SECTION 6.04(A) not to be satisfied and (z) notwithstanding clauses (x) and (y) above the Closing shall have occurred, then the Purchaser Parties shall not be entitled to be indemnified pursuant to SECTION 8.01(A) for the untruth or inaccuracy described in clause (x) above.

                  (B) INDEMNIFICATION BY PURCHASER. Subject to the limits set forth in this SECTION 8.01, Purchaser agrees to indemnify, defend and hold the Sellers, their officers, directors and affiliates, harmless from and in respect of any and all Losses that they may incur arising out of or due to (i) any untruth or inaccuracy of, or other breach of any representation or warranty made by Purchaser in or pursuant to this Agreement, in each case as of the date made or deemed to be made or required to be true, (ii) any Assumed Liabilities or the ownership and use of the Assets after the Closing, and
(iii) any failure by Purchaser to fulfill any of its covenants or agreements set forth herein or pursuant to this Agreement.

                  (C) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The several representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter for a period of one (1) year from the Closing Date, except that (i) the representations and warranties set forth in SECTIONS 3.01, 3.02, 3.06 AND 4.01 shall survive without limitation, (ii) the representations and warranties contained in SECTIONS 3.16, AND 3.20 shall survive until 90 days after the expiration of the applicable statutes of limitations, and (iii) the representations and warranties contained in Section 3.19 shall survive until the fifth anniversary of the Closing Date; PROVIDED, HOWEVER, that such representations or warranties shall survive beyond such period with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such applicable period in accordance with SECTION 8.01(D) hereof. Anything to the contrary contained in this ARTICLE 8 notwithstanding, no party shall be entitled to recover under SECTIONS 8.01(A)(i) AND 8.01(B)(i) from the applicable parties unless and until the total of all Claims for indemnity or damages with respect to any inaccuracy or breach of any such representations or warranties exceeds $750,000 (the "INDEMNIFICATION THRESHOLD"), at which point such Indemnifying Party shall be responsible for all indemnifiable damages that have arisen in excess of $375,000 and may arise thereafter, irrespective of the Indemnification Threshold (it being understood) that indemnifiable damages shall accumulate until such time as they exceed the Indemnification Threshold, whereupon the party to be indemnified shall be entitled to seek indemnification for the full amount of such damages, in excess of

$375,000). In any event no party shall be entitled to recover under SECTIONS 8.01(A) AND 8.01(B), respectively, from the other more than an amount in the aggregate equal to the Escrow Amount.

                  (D) NOTICE AND OPPORTUNITY TO DEFEND. If there occurs an event which a party (an "INDEMNIFIED PARTY") asserts is an indemnifiable event pursuant to SECTION 8.01(A) OR 8.01(B), the Indemnified Party shall notify the other party obligated to provide indemnification (an "INDEMNIFYING PARTY") promptly. If such event involves (i) any Claim or (ii) the commencement of any action or proceeding by a third person, the Indemnified Party shall give such Indemnifying Party prompt written notice of such Claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any Liability of the Indemnifying Party hereunder; PROVIDED, HOWEVER, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only if and to the extent that such failure actually materially prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in the defense of such action and, to the extent that it shall wish, at its own expense, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. In the event the Indemnifying Party shall assume the defense of such action, (a) the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted Liability and (b) the Indemnified Party shall have the right to participate (at the Indemnified Party's expense) in the defense of such asserted Liability. No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party (a) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a full and unconditional release from all Liability in respect of such Claim, (b) if such judgment or settlement would result in the finding or admission of any violation of Law by such Indemnified Party, or (c) if as a result of such consent or settlement injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could interfere with or adversely affect the Indemnified Party.

                  (E) SECURITY FOR THE INDEMNIFICATION OBLIGATION. The parties hereto agree that subject to the following provisions of this SECTION 8.01(E), any and all Claims for indemnification by Purchaser against the Sellers (or any of them) hereunder shall be satisfied by Purchaser by recourse against the Escrow Amount pursuant to the terms of the Escrow Agreement. All payments for indemnifiable damages made pursuant to this Article 8 shall be treated as adjustments to the Purchase Price.

                  (F) EXCLUSIVE REMEDY. The indemnity and other remedies provided herein shall be the sole and exclusive remedies of the parties hereto, their Affiliates, successors and assigns with respect to any and all Claims for Losses sustained or incurred arising out of this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, with respect to Actions grounded in fraud, deceit or intentional misrepresentation, (i) the right of a party to be indemnified and held harmless pursuant to this Article 8 shall be in addition to and cumulative of any other remedy of such party at law or in equity and (ii) no such party shall, by exercising any remedy available to it under this Article 8, be deemed to have elected such remedy exclusively or to have waived any other remedy, whether at law or in equity, available to it with respect to an Action grounded in fraud, deceit or intentional misrepresentation.

                                   ARTICLE 9.
                               GENERAL PROVISIONS

         Section 9.01 ACTIONS BY SELLERS. Where any provision of this Agreement indicates that any Seller shall take any specified action (or refrain from taking any specified action) or requires any Seller to take any specified action (or to refrain from taking any specified action), then, regardless of whether this Agreement specifically provides that USOP shall do so, USOP shall cause such Seller to take such action

(or to refrain from taking such action, as applicable). USOP shall be responsible for the failure of any such Seller to take any such action (or to refrain from taking any such action, as applicable).

         Section 9.02 EXPENSES. Except as otherwise expressly provided herein, each party shall pay any and all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by it incident to this Agreement and in preparing to consummate and in consummating the transactions provided for herein.

         Section 9.03 NOTICES. All notices, requests, Claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this SECTION 9.03:

                  (A)      if to the Sellers:

                           U.S. Office Products Company
                           1025 Thomas Jefferson Street, NW
                           Washington, DC  20007
                           ATTENTION:  Mark D. Director, Esq.
                           FACSIMILE: (202) 339-6767

                  with copies to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, NW
                           Washington, DC  20037
                           ATTENTION:  Thomas W. White, Esq.
                           FACSIMILE: (202) 663-6363

                  (B)      if to Parent or Purchaser:

                           Corporate Express Office Products, Inc.
                           1 Environmental Way
                           Bloomfield, CO  80021
                           ATTENTION:  Thomas F. Cullen, Esq.
                           FACSIMILE: (303) 664-3908

                  with a copy to:

                           Latham & Watkins
                           885 Third Avenue
                           New York, NY 10022
                           ATTENTION:  Steven Della Rocca, Esq. and
                                       Martin N. Flics, Esq.
                           FACSIMILE: (212) 751-4864

         Section 9.04 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.05 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the essential economic or legal substance of the transactions contemplated hereby is not affected. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

         Section 9.06 ENTIRE AGREEMENT. This Agreement (including the Ancillary Agreements, Collateral Agreements, Disclosure Schedule, and the other exhibits and annexes hereto) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and except as otherwise expressly provided herein.

         Section 9.07 ASSIGNMENT. This Agreement shall not be assigned by operation of Law or otherwise; PROVIDED, HOWEVER, that without the consent of USOP, Purchaser may, by providing written notice to USOP, assign this Agreement and Purchaser's rights and obligations hereunder in whole or in part to an Affiliate of Purchaser or Parent; PROVIDED THAT such assignment shall not relieve Purchaser of any of Purchaser's obligations hereunder; PROVIDED, FURTHER, that nothing herein shall be deemed to prohibit the granting of a security interest in USOP and Sellers' rights hereunder to USOP's senior secured bank lenders.

         Section 9.08 NO THIRD-PARTY BENEFICIARIES This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 9.09 WAIVERS AND AMENDMENTS. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         Section 9.10 SPECIFIC PERFORMANCE. USOP agrees that the Assets represent unique property that cannot be readily obtained on the open market and that Purchaser would be irreparably injured if this Agreement is not specifically enforced after default. Therefore, Purchaser shall have the right to specifically enforce performance by the Sellers of their obligations under this Agreement, and each Seller agrees to waive the defense in any such suit that Purchaser has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy, and that Purchaser shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. In addition, Purchaser shall be entitled to obtain from any Seller against whom specific performance is granted, court costs and reasonable attorneys' fees incurred by Purchaser in enforcing its rights hereunder. As a condition to seeking specific performance, Purchaser shall not be required to have tendered the consideration payable hereunder but shall be ready, willing and able to do so.

         Section 9.11 BROKERS. USOP hereby agrees to indemnify and hold harmless Purchaser against any Liability, Claim, Loss, damages or expense incurred by USOP or any other Seller relating to any fees or commissions owed to any broker, finder or financial advisor as a result of actions taken by USOP or any other Seller. Purchaser hereby agrees to indemnify and hold harmless USOP against any Liability, Claim, Loss, damage or expense incurred by Purchaser relating to any fees or commissions owed to any broker, finder or financial advisor as result of actions taken by Purchaser.

         Section 9.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the Laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined by the Bankruptcy Court, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such court in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

         Section 9.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 9.14 JOINT OBLIGATIONS OF PURCHASER AND PARENT. Parent hereby agrees that it is jointly and severally liable with Purchaser to USOP and Sellers for all of the representations, warranties, covenants, indemnities and obligations of every kind of Purchaser under this Agreement, the Collateral Agreements and the Escrow Agreement.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



PARENT:

CORPORATE EXPRESS OFFICE PRODUCTS, INC.


By:      /s/ Gordon Glover
Name:    Gordon Glover
Title:   Chief Financial Officer


PURCHASER:

ATLANTIC ACQUISITION CORPORATION


By:      /s/ Thomas F. Cullen
Name:    Thomas F. Cullen
Title:   Vice President


SELLERS:

U.S. OFFICE PRODUCTS COMPANY


By:      /s/ Warren Feldberg
Name:    Warren Feldberg
Title:   President and Chief Executive Officer



                          [signatures continued on following page]








                                        SIGNATURE PAGE
                                   Asset Purchase Agreement
                                        by and among
               U.S. Office Products Company, Atlantic Acquisition Corporation,
                          Corporate Express Office Products, Inc. and
                          the various USOP Subsidiaries listed therein

BINDERY SYSTEMS, INC.
CENTRAL TEXAS OFFICE PRODUCTS, INC.
FORTY-FIFTEEN PAPIN REDEVELOPMENT CORPORATION
OE ACQUISITION CORP.
U.S. OFFICE PRODUCTS, CHICAGO DISTRICT, LLC
U.S. OFFICE PRODUCTS, COLORADO DISTRICT, LLC
U.S. OFFICE PRODUCTS, FLORIDA DISTRICT, LLC
U.S. OFFICE PRODUCTS, GEORGIA DISTRICT, LLC
U.S. OFFICE PRODUCTS MID-ATLANTIC DISTRICT, LLC
U.S. OFFICE PRODUCTS, MID-SOUTH DISTRICT, INC.
U.S. OFFICE PRODUCTS, NORTH ATLANTIC DISTRICT, INC.
U.S. OFFICE PRODUCTS, NORTHWEST DISTRICT, LLC
U.S. OFFICE PRODUCTS, SOUTH CENTRAL DISTRICT, INC.
USOP MERCHANDISING COMPANY


By:      /s/ Kevin J. Thimjon
         Kevin J. Thimjon
         Vice President























                                        SIGNATURE PAGE
                                   Asset Purchase Agreement
                                        by and among
               U.S. Office Products Company, Atlantic Acquisition Corporation,
                          Corporate Express Office Products, Inc. and
                          the various USOP Subsidiaries listed therein

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



THE SYSTEMS HOUSE, INC.



By:      /s/ Kevin J. Thimjon
         Kevin J. Thimjon
         Vice President























                                        SIGNATURE PAGE
                                   Asset Purchase Agreement
                                        by and among
               U.S. Office Products Company, Atlantic Acquisition Corporation,
                          Corporate Express Office Products, Inc. and
                          the various USOP Subsidiaries listed therein